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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

MTR GAMING GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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MTR GAMING GROUP, INC.
State Route 2
Chester, West Virginia 26034

Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders of MTR Gaming Group, Inc. to be held on Wednesday, June 13, 2012, at 12:00 p.m. local time, at the Pittsburgh Marriott North, 100 Cranberry Woods Drive, Cranberry Township, Pennsylvania 16066.

        The accompanying Notice of Annual Meeting and Proxy Statement describe the business to be conducted at the meeting. There will be a brief report on the current status of our business.

        Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. After reading the Notice of Annual Meeting and Proxy Statement, please complete, sign and date your proxy ballot, and return it in the envelope provided.

        On behalf of the Officers and Directors of MTR Gaming Group, Inc., I thank you for your interest in the Company and hope that you will be able to attend our Annual Meeting.

For the Board of Directors,
STEVEN M. BILLICK
Chairman of the Board of Directors

April 30, 2012

MTR GAMING GROUP, INC.
State Route 2
Chester, West Virginia 26034

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of MTR Gaming Group, Inc. will be held on Wednesday June 13, 2012 at 12:00 p.m. local time, at the Pittsburgh Marriott North, 100 Cranberry Woods Drive, Cranberry Township, Pa 16066 for the following purposes:

  1.
  to elect seven (7) persons to serve as directors of the Company until their successors are duly elected and qualified;

  2.
  to ratify the selection of Ernst & Young LLP as the Company's Independent Registered Public Accounting Firm;

  3.
  an advisory vote to approve named executive officer compensation; and

  4.
  to transact such other business as may properly come before the meeting.

        Stockholders entitled to notice and to vote at the meeting will be determined as of the close of business on April, 19, 2012, the record date fixed by the Board of Directors for such purposes.

By order of the Board of Directors
Nick Rodriguez-Cayro, Secretary

April 30, 2012

Please sign the enclosed proxy and return it promptly in the enclosed envelope.

If mailed in the United States, no postage required.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on June 13, 2012: The Company's Proxy Statement and Fiscal Year 2011 Annual Report to Stockholders are available at http://www.cstproxy.com/mtrgaming/2012.

MTR GAMING GROUP, INC.

State Route 2
Chester, West Virginia 26034
(304) 387-8000

PROXY STATEMENT

INTRODUCTION

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of MTR Gaming Group, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held June 13, 2012.

        A copy of the Company's annual report with financial statements for the year ended December 31, 2011 is enclosed. This proxy statement and form of proxy are to be first sent to stockholders on or about the date stated on the accompanying Notice of Annual Meeting of Stockholders.

        Record Date.    Only stockholders of record as of the close of business on April 19, 2012 will be entitled to notice of and to vote at the meeting and any postponement or adjournments thereof. As of April 19, 2012, 27,668,839 shares of common stock of the Company were issued and outstanding. Each share outstanding as of the record date will be entitled to one vote, and stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder's right to attend the meeting and vote in person.

        Revocation of Proxies.    Any stockholder giving a proxy has the right to revoke it at any time before it is exercised by written notice to the Secretary of the Company or by submission of another proxy bearing a later date. In addition, stockholders of record attending the meeting may revoke their proxies at any time before they are exercised.

        Quorum.    A majority of the shares of common stock entitled to vote at the Annual Meeting, represented in person or by proxy (and in no event less than 33 1/3 percent of the outstanding shares of the Company's common stock), will constitute a quorum for the transaction of business at the Annual Meeting. Shares of common stock represented in person or by proxy (including shares which abstain, broker non-votes and shares that are not voted with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

        Required Vote.    With respect to Proposal 1 (election of directors), stockholders may vote FOR all or some of the nominees or stockholders may vote WITHHOLD with respect to one or more of the nominees. The affirmative vote of the holders of a majority of the shares represented at the meeting in person or by proxy and entitled to vote thereon is required to elect a director. A vote to WITHHOLD will have the effect of a negative vote.

        With respect to Proposal 2 (ratification of Ernst & Young LLP as the Company's independent registered public accounting firm) and Proposal 3 (advisory vote to approve named executive officer compensation), stockholders may vote FOR, AGAINST, or ABSTAIN. Approval of Proposals 2 and 3 requires the affirmative vote of a majority of shares represented at the meeting in person or by proxy and entitled to vote thereon. A vote to ABSTAIN will have the effect of a negative vote.

        The Company knows of no other matter to be presented at the meeting. If any other matter should be presented at the meeting upon which a vote properly may be taken, then the persons named as proxies will use their own judgment in voting shares represented by proxies.

        Broker Non-Votes.    A broker non-vote occurs when a broker or other nominee does not receive voting instructions from the beneficial owner and does not have discretion to direct the voting of the shares.

        Brokers have discretionary authority to vote on Proposal 2 (ratification of Ernst & Young LLP as the Company's independent registered public accounting firm), and therefore no broker non-votes are expected in connection with Proposal 2.

        Brokers do not have discretionary authority to vote on Proposal 1 (election of directors) or Proposal 3 (advisory vote to approve named executive officer compensation), and therefore there may be broker non-votes with respect to Proposals 1 and 3. Broker non-votes will not affect the outcome of the vote on Proposals 1 and 3 and will not be counted in determining the number of shares necessary for approval of such proposals.

        Method and Expenses of Solicitation.    The solicitation of proxies will be made primarily by mail. Proxies may also be solicited personally and by telephone or telegraph by regular employees of the Company, without any additional remuneration. The cost of soliciting proxies will be borne by the Company. The Company will also make arrangements with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to beneficial owners of stock held of record by such persons, and the Company will reimburse such persons for their reasonable out-of-pocket expenses in forwarding solicitation material.

ITEM 1

ELECTION OF DIRECTORS

        The directors of the Company are currently elected annually and hold office until the next annual meeting and until their successors have been elected and have qualified. The Company's Bylaws provide that the number of Directors on the Company's Board of Directors (the "Board") shall be nine. The Board has nominated seven (7) candidates for service, each of whom serves for a term of one year, or until their successors are elected and qualify. Directors elected at this Annual Meeting of Stockholders shall serve until the 2013 annual meeting or until their successors are duly elected and qualified. At this time, the Company does not intend to fill the remaining vacancies on the Board.

        At the Annual Meeting of Stockholders to be held on June 13, 2012, directors shall be elected by the affirmative vote of the holders of a majority of the shares represented in person or by proxy at the meeting. Stockholders may not vote their shares cumulatively in the election of directors. Proxies cannot be voted for a greater number of persons than the number of nominees named.

        Any stockholder submitting a proxy has the right to withhold authority to vote for an individual nominee to the Board by writing that nominee's name in the space provided on the proxy. Shares represented by all proxies received by the Company and not marked to withhold authority to vote for any individual director or for all directors will be voted FOR the election of all of the nominees named below. If for any reason any nominee is unable to accept the nomination or to serve as a director, an event not currently anticipated, the persons named as proxies reserve the right to exercise their discretionary authority to nominate someone else or to reduce the number of management nominees to such extent as the persons named as proxies may deem advisable.

Nominees for Directors; Executive Officers

        Steven M. Billick, Robert A. Blatt, Jeffrey J. Dahl, Richard Delatore, Raymond K. Lee, James V. Stanton, and Roger P. Wagner have been recommended and nominated by the Company's Nominating Committee to serve as directors. Each of the nominees for director currently serves as a director of the Company.

        The following table sets forth certain information regarding the directors and executive officers of the Company.

Name	Age	Position and Office Held
Steven M. Billick(3)(5)	55	Chairman of the Board
Robert A. Blatt(1)(2)(6)	71	Vice Chairman of the Board and Assistant Secretary
James V. Stanton(3)(4)(6)	80	Director
Richard Delatore(2)(3)(4)(6)	72	Director
Raymond K. Lee(1)(2)(3)(5)	55	Director
Roger P. Wagner(1)(2)(4)(5)	64	Director
Jeffrey J. Dahl	53	Director, President and Chief Executive Officer
John W. Bittner, Jr.	59	Executive Vice President and Chief Financial Officer
Joseph L. Billhimer, Jr.	48	Executive Vice President and Chief Operating Officer
Narciso A. Rodriguez-Cayro	47	Vice President of Regulatory Affairs, General Counsel, and Secretary
Fred A. Buro	55	Vice President and Chief Marketing Officer

(1)
Member of the Finance Committee

(2)
Member of the Succession Committee

(3)
Member of the Audit Committee

(4)
Member of the Nominating Committee

(5)
Member of the Compensation Committee

(6)
Member of the Compliance Committee

        The following briefly describes the business experience and educational background of each nominee for director and details the Board's reasons for selecting each nominee for service on the Board.

        Steven M. Billick, 55, has been a director of the Company since October 2008, and was elected Chairman of the Board of Directors on March 12, 2010. Mr. Billick serves as a member of our Compensation and Audit Committees. During the period September 28, 2010 to January 10, 2011, Mr. Billick served as the Company's interim Chief Executive Officer. Mr. Billick did not serve on the Compensation Committee or the Audit Committee during the period of his service as interim Chief Executive Officer. Mr. Billick is presently a managing director with Inglewood Associates, LLC, a turn around consulting firm, a position he has held since 2007. Since 2006, Mr. Billick has been the principal of Edgerton Associates, LLC, a management consulting firm. From 2000 to 2005, Mr. Billick was the executive vice president, chief financial officer and treasurer of Agilisys, Inc., a publicly-traded distributor of computer hardware, software and service products. Mr. Billick also worked with Deloitte & Touche in Cleveland, Ohio from 1977 to 1991. He was a partner with Deloitte & Touche from 1987 to 1991. While at Deloitte & Touche, Mr. Billick provided audit and financial consulting services to a diverse group of clients. Mr. Billick received his Bachelor of Science in Business Administration from John Carroll University in 1977.

        The Board selected Mr. Billick to serve as director due to his particular knowledge and experience in a number of areas, including management, accounting, computer systems and finance. Additionally, Mr. Billick has occupied a variety of executive positions at numerous institutions, giving him extensive leadership experience. The diversity of Mr. Billick's particular qualifications and skills strengthens the Board's collective knowledge and capabilities.

        Robert A. Blatt, 71, has been a director of the Company since September 1995 and was a Vice President from 1999 until April of 2007, when he became Vice Chairman. Mr. Blatt is Chairman of the Finance Committee and the Succession Committee and a Board representative on the Company's Compliance Committee. He is also Assistant Secretary of the Company. Mr. Blatt is the chief executive officer and managing member of New England National, L.L.C. Since 1979, he has been chairman and majority owner of CRC Group, Inc., and related entities, a developer, owner, and operator of shopping centers and other commercial properties, and, from 1985 until its initial public offering in 2006, a member (seat owner) of the New York Stock Exchange, Inc. Mr. Blatt served as a director of AFP Imaging Corp., a then-publicly traded medical and dental imaging company, from 1995 through 2009. From 1959 through 1991, Mr. Blatt also served as director, officer or principal of a number of public and private enterprises. Mr. Blatt received his Bachelor of Science in Finance from the University of Southern California in 1962 and his Juris Doctor from the University of California at Los Angeles in 1965. He is a member of the State Bar of California.

        The Board selected Mr. Blatt to serve as director due to his particular knowledge and experience in a number of areas, including developing, owning and operating commercial properties, serving as a member of the New York Stock Exchange and directing companies. Mr. Blatt has served as member of, or adviser to, the boards of over 30 public and private companies. Together with this experience, Mr. Blatt's qualifications and skills strengthen the Board's collective knowledge and capabilities.

        James V. Stanton, 80, has been a director of the Company since 1998 and serves on our Audit and Nominating Committees and as Chairman and Board representative on the Company's Compliance Committee. Since 1995, Mr. Stanton has been a director of Try It Distributing Co., a privately held corporation. Since 1988, Mr. Stanton has had his own law and lobbying firm, Stanton & Associates, in Washington, D.C. From 2006 to 2007, Mr. Stanton served as a director of the Federal Home Loan Bank of Atlanta. From 1971 to 1978, Mr. Stanton represented the 20th Congressional District of Ohio in the United States House of Representatives. While in Congress Mr. Stanton served on the Select Committee on Intelligence, the Government Operations Committee, and the Public Works and Transportation Committee. Mr. Stanton has held a wide variety of public service positions, including service as the youngest City Council President in the history of Cleveland, Ohio and membership on the Board of Regents of the Catholic University of America in Washington, D.C. Mr. Stanton is also former Executive Vice President of Delaware North, a privately held international company which, during Mr. Stanton's tenure, had annual sales of over $1 billion and became the leading pari-mutuel wagering company in the United States, with worldwide operations including horse racing, harness racing, dog racing and Jai-Lai. Delaware North also owned the Boston Garden and the Boston Bruins hockey team. From 1985 to 1994, Mr. Stanton was a principal and co-founder of Western Entertainment Corporation, which pioneered one of the first Native American Gaming operations in the United States, a 90,000 square foot bingo and casino gaming operation located on the San Manuel Indian Reservation in California. Mr. Stanton received his Bachelor of Arts in English from the University of Dayton in 1958 and his Legum Doctor from the Cleveland-Marshall College of Law in 1961.

        The Board selected Mr. Stanton to serve as director due to his particular knowledge and experience in a number of areas, including public service, law, government and education. Additionally, Mr. Stanton brings to the Board his experience in the Advanced Management Program at Harvard Business School. Together with his various leadership positions at companies in the gaming industry, Mr. Stanton's qualifications and skills strengthen the Board's collective knowledge and capabilities.

        Richard Delatore, 72, has been a director of the Company since 2004. Mr. Delatore serves as a member of our Audit and Succession Committees, Chairman of our Nominating Committee and a Board representative on the Company's Compliance Committee. Mr. Delatore has been a vice president with Schiappa & Company, which is involved in the coal mining and hauling business and located in Wintersville, Ohio, since 2002 and has been a vice president of OHI-RAIL Corporation, a short line railroad servicing the gas, oil and coal industries in south eastern Ohio, since 2005. Mr. Delatore has also been a coal and timber consultant in Steubenville, Ohio since 1970, and served as a commissioner on the Board of Commissioners in Jefferson County, Ohio from 2000 to 2004. Mr. Delatore owned, bred and raced thoroughbred horses from 1978 to 1992 and was a member of the Ohio State Racing Commission from 1995 to 1999. Mr. Delatore chaired the Medication Committee of the Ohio State Racing Commission in 1999. He was also a member of the Steubenville City School Board of Education from 1993 to 2000 and a member of the Jefferson County Joint Vocational School Board of Education from 1995 to 1998. Mr. Delatore was honored as the "Italian American of the Year" for 2006 by the Upper Ohio/ West Virginia Italian Heritage Festival. Mr. Delatore received his Bachelor of Science in Business Administration from Franciscan University of Steubenville, Ohio in 1970.

        The Board selected Mr. Delatore to serve as director due to his particular knowledge and experience in a number of areas, including rail, natural resources and horse racing. Mr. Delatore also brings to the Board regulatory expertise, as well as the experience of directing educational institutions. The diversity of Mr. Delatore's qualifications and skills strengthens the Board's collective knowledge and capabilities.

        Raymond K. Lee, 55, has been a director of the Company since October 2008. Mr. Lee serves as Chairman of our Audit Committee and a member of our Finance, Succession, and Compensation Committees. Since 2003, Mr. Lee has been the president and chief executive officer of Country Pure Foods, LLC (CPF), a privately-held corporation headquartered in Akron, Ohio. Prior to 2003, Mr. Lee served as chief operating officer for Roetzel and Andress, a major law firm headquartered in Akron, Ohio as well as interim chief executive officer for Khyber Technologies, a startup technology company. He also served as chief executive officer, chief financial officer and executive vice president of operations for CPF and its predecessors from 1992 to 2001, before rejoining CPF in 2003. Mr. Lee was a tax partner with Deloitte & Touche in Northeast Ohio from 1988 to 1992. He served as a tax manager and senior manager with Deloitte & Touche from 1981 to 1988. While at Deloitte & Touche, Mr. Lee provided business and tax consulting services to a diverse group of clients. Since 2008, he has served on the board of directors of University Hospitals Case Medical Center in Cleveland, Ohio. From 2004 to 2010, Mr. Lee served as a director and chairman of Juice Products Association, a trade association. Mr. Lee received his CPA from the State of Ohio and his Bachelor of Science in Accounting from the University of Akron in 1979.

        The Board selected Mr. Lee to serve as director due to his particular knowledge and experience in a number of areas, including business leadership and finance. As Chief Executive Officer of Country Pure Foods, Mr. Lee is responsible for manufacturing operations, sales, marketing, finance and human resources. Together with his financial background at Deloitte & Touche, Mr. Lee's qualifications and skills strengthen the Board's collective knowledge and capabilities.

        Roger P. Wagner, 64, has been a director of the Company since May 2010. Mr. Wagner serves as Chairman of the Compensation Committee and member of the Finance, Succession and Nominating Committees. Mr. Wagner has over forty years of experience in the gaming and hotel management industry and is presently a founding partner of House Advantage, LLC, a gaming consulting group that focuses on assisting gaming companies in improving market share and bottom line profits. Most recently, Mr. Wagner served as chief operating officer for Binion Enterprises from 2007 through 2010, assisting legendary Jack Binion in identifying gaming opportunities. Prior to that, Wagner served as chief operating officer of Resorts International Holdings from 2005 to 2007. Mr. Wagner served as president of Horseshoe Gaming Holding Corp. from 2001 until its sale in 2004 and as its senior vice president and chief operating officer from 1998 to 2001. Prior to joining Horseshoe, Mr. Wagner served as president of the development company for Trump Hotels & Casino Resorts from 1996 to 1998, president and chief operating officer of Trump Castle Casino Resort from 1991 to 1996 and president and chief operating officer of Claridge Casino Hotel from 1983 to 1991. Prior to his employment by

Claridge Casino Hotel, he was employed in various capacities by the Edgewater Hotel Casino, Sands Hotel Casino, MGM Grand Casino—Reno, Frontier Hotel Casino and Dunes Hotel Casino. Mr. Wagner graduated from the University of Nevada Las Vegas in 1969.

        The Board selected Mr. Wagner to serve as a director due to his particular knowledge and experience gained in over 40 years in the gaming and hospitality industry. Mr. Wagner has vast experience in all aspects of managing gaming and hospitality companies, including sales, marketing, development, finance and human resources. The depth of Mr. Wagner's experience as an executive of multiple gaming companies, managing multiple gaming properties and acting as a consultant to gaming companies strengthens the Board's collective knowledge and capabilities.

        Jeffrey J. Dahl, 53, joined the Company as President and Chief Executive Officer in January 2011, and was appointed to the Board to serve as a director in April 2011. Mr. Dahl has 30 years of experience working in the gaming industry and was the founder and principal of Foundation Gaming Group, a consulting and management services firm for the gaming industry. From 2009 to 2010, he was president of SW Gaming, LLC, which managed Harlow's Casino & Resort in Greenville, Mississippi. Prior to founding Foundation Gaming Group, Mr. Dahl was president and chief executive officer of Torguson Gaming Group from 2006 to 2008, as well as president and chief executive officer of Beau Rivage Resorts from 2000 to 2005—both located in Biloxi, Mississippi. At Beau Rivage, he managed the operations of the resort and produced significant increases in operating profits during a five-year period, while having the resort recognized as one of the Top 500 Hotels in the World by Travel & Leisure magazine in 2003 and 2004. Mr. Dahl has also held various positions at additional casinos in Biloxi, Gulfport and Bay St. Louis, Mississippi, as well as The Mirage in Las Vegas, Nevada. He received his Bachelor of Science in Business Administration (emphasis in Accounting) from the University of Nevada, Las Vegas.

        The Board selected Mr. Dahl to serve as director due to his particular knowledge and experience in a number of areas, including executive management, consulting, operations and business administration. Mr. Dahl's extensive experience in the gaming and resort industries, as well as his other qualifications and skills, strengthen the Board's collective knowledge and capabilities.

Executive Officers

        John W. Bittner Jr., 59, was appointed as the Company's Executive Vice President and Chief Financial Officer in November 2010, after serving as interim Chief Financial Officer. Mr. Bittner previously served as Executive Vice President of Finance and Accounting, a position he held from May 2008 to November 2010. Mr. Bittner joined the Company as its Chief Financial Officer in January 2002 and served in that position until May 2008. Prior to joining the Company, Mr. Bittner was a partner at Ernst & Young, LLP from 1987 to 2000 and was with Ernst & Young, LLP from 1975 to 2000. While at Ernst & Young, LLP, Mr. Bittner provided accounting, auditing and business advisory services to privately- and publicly-held organizations in a variety of industries. During 2001, Mr. Bittner was an accounting and financial consultant. Mr. Bittner is a CPA licensed in Pennsylvania. Mr. Bittner received his Bachelor of Science in Accounting from Duquesne University in 1975. Mr. Bittner is a member of the American Institute of Certified Public Accountants and the Pennsylvania Institute of Certified Public Accountants.

        Joseph L. Billhimer, Jr., 48, joined the Company in April 2011 and currently serves as the Company's Executive Vice President and Chief Operating Officer. Mr. Billhimer served as Senior Vice President for Operations and Development, and concurrently as President and general Manager for the Company's wholly-owned subsidiary, Mountaineer Park, Inc., which operates Mountaineer Casino, Racetrack & Resort through November 2011. Mr. Billhimer has 29 years of experience working in the gaming industry. Prior to joining the Company, he was most recently a principal of Foundation Gaming Group, an advisory and management services firm for the gaming industry which, among other engagements, managed Harlow's Casino & Resort in Greenville, Mississippi from 2009 to 2010 and marketed its sale to Churchill Downs. Prior to Foundation Gaming Group, Mr. Billhimer served as president of Trilliant Gaming Illinois, LLC, a gaming development company, from 2008 to 2009. From 2003 to 2008, he was president and chief executive officer of Premier Entertainment LLC, the developer and parent of the Hard Rock Hotel & Casino in Biloxi, Mississippi. While at Premier Entertainment, he was named Casino Journal's Casino Executive of the Year in 2007 for his efforts in re-developing the Hard Rock Hotel & Casino after being destroyed by Hurricane Katrina. Before Premier Entertainment, Mr. Billhimer spent three years as president and general manager of Caesars Entertainment's Grand Casino Resort in Gulfport, Mississippi, and prior to that experience, eight years with Pinnacle Entertainment where he was executive vice president and general manager of Casino Magic in Bay St. Louis, Mississippi.

        Narciso A. Rodriguez-Cayro, 47, joined the Company in February 2010 and currently serves as the Company's Vice President for Regulatory Affairs, General Counsel and Secretary. Prior to joining the Company, from 2007 to 2010, Mr. Rodriguez-Cayro was a partner with Ruben & Aronson, LP and managed the firm's Pennsylvania operations as well as the firm's Pennsylvania gaming clients. Prior to joining Ruben & Aronson, Mr. Rodriguez-Cayro served as the Pennsylvania Gaming Control Board's first Senior Chief Counsel. Additionally, Mr. Rodriguez-Cayro served as a Chief Counsel within Governor Rendell's Administration. Prior to entering the practice of law, Mr. Rodriguez-Cayro served with local, state and federal law enforcement agencies, including the Pennsylvania Office of Attorney General, Bureau of Narcotics Investigations, from which he retired in 1999. Mr. Rodriguez-Cayro is a member of the American Bar Association, Pennsylvania Bar Association and Dauphin County Bar Association. Mr. Rodriguez-Cayro is a military veteran and a graduate of Indiana University of Pennsylvania and the Duquesne University School of Law, where he served as the Editor-in-Chief of the law school's legal magazine.

        Fred A. Buro, 55, joined the Company in February 2009 and currently serves as the Company's Vice President and Chief Marketing Officer. Mr. Buro previously served as President and General Manager of the Company's wholly-owned subsidiary, Presque Isle Downs, Inc., which operates Presque Isle Downs & Casino, located in Erie, Pennsylvania, a position he held from May 2010 to December 2011. In addition, Mr. Buro also served as the Company's Vice President of Marketing from January 2010 to May 2010, and prior to that, as Executive Vice President of Marketing for the Company's wholly-owned subsidiary, Mountaineer Park, Inc., which operates Mountaineer Casino, Racetrack & Resort located in Chester, West Virginia. Mr. Buro has 19 years of experience working in the gaming industry. Prior to joining the Company, he served as a marketing consultant from August 2007 to February 2009, and was employed Columbia Sussex Corporation from March 2004 to August 2007, where he served the capacities of president and chief operating officer of the Tropicana Casino in Atlantic City, New Jersey and chief marketing officer where he was responsible for the marketing operations of ten casinos in the gaming and resorts division. Before Columbia Sussex Corporation, Mr. Buro spent two years with Penn National Gaming, Inc. and served as general manager for Charles Town Races & Slots in Charles Town, West Virginia. He also spent eight years with Trump Hotels and Casinos Resorts where he served in various marketing and development capacities, including president and chief operating officer of Trump Plaza Hotel Casino in Atlantic City, New Jersey.

Corporate Governance

        For a director to be considered independent, the director must meet the bright-line independence standards under the listing standards of NASDAQ and the Board must affirmatively determine that the director has no material relationship with us, directly, or as a partner, stockholder or officer of an organization that has a relationship with us. The Board determines director independence based on an analysis of the independence requirements of the NASDAQ listing standards. In addition, the Board will consider all relevant facts and circumstances in making an independence determination. The Board also considers all commercial, industrial, banking, consulting, legal, accounting, charitable, familial or other business relationships any director may have with us. The Board has determined that the following five directors satisfy the independence requirements of NASDAQ: Steven M. Billick, Richard Delatore, Raymond K. Lee, James V. Stanton, and Roger P. Wagner.

        The Board held six (6) meetings and acted eighteen (18) times by written consent during the fiscal year ended December 31, 2011. Each current director attended at least 75% of the aggregate number of all meetings of the Board of Directors and committees of which he was a member (from the time of the appointment to such committee) during such year.

  Audit Committee

        The Audit Committee of the Board of Directors was established by the Board in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, to oversee the Company's corporate accounting and financial reporting processes and audits of its financial statements. Messrs. Billick, Delatore, Lee and Stanton, all of whom are independent directors, make up the Board's Audit Committee. Mr. Lee is Chairman of the Audit Committee. During the fiscal year ended December 31, 2011, the Audit Committee met four (4) times. Mr. Billick resigned from the Audit Committee when he was appointed as the Company's interim Chief Executive Officer and was re-elected as a member of the Audit Committee following the termination of his services as interim Chief Executive Officer. In June 2000, the Board of Directors established a formal Charter for the Audit Committee, which was last amended on May 7, 2010. The Audit Committee Charter is available on our Internet website at www.mtrgaming.com under "Investor Relations—Corporate Governance." Our website and information contained on it or incorporated in it are not intended to be incorporated in this Proxy Statement or our other filings with the Securities and Exchange Commission.

  Compensation Committee

        Messrs. Billick, Lee and Wagner, all of whom are independent directors, make up the Board's Compensation Committee (and meet the NASDAQ independence requirements with respect to Compensation Committee members). Mr. Wagner serves as Chairman of the Compensation Committee. The Compensation Committee operates under a written charter adopted by our Board of Directors which is available on our Internet website at www.mtrgaming.com under "Investor Relations—Corporate Governance." The Compensation Committee makes recommendations with respect to salaries, bonuses, restricted stock, and deferred compensation for the Company's executive officers as well as the policies underlying the methods by which the Company compensates its executives. During the fiscal year ended December 31, 2011, the Compensation Committee held three (3) meetings and acted one (1) time by written consent. Mr. Billick resigned from the Compensation Committee when he was appointed as the Company's interim Chief Executive Officer and was re-elected as a member of the Compensation Committee following the termination of his services as interim Chief Executive Officer. Except as otherwise delegated by the Board of Directors or the Compensation Committee, the Compensation Committee acts on behalf of the Board with respect to compensation matters. The Compensation Committee may form and delegate authority to subcommittees and may delegate authority to one or more designated Committee members to perform certain of its duties on its behalf, including, to the extent permitted by applicable law, the delegation to a subcommittee of one director the authority to grant stock options and equity awards. The Compensation Committee reviews the recommendations of the Company's Chief Executive Officer with respect to individual elements of the total compensation of the Company's executive officers (other than the Chief Executive Officer) and key management.

        Compensation Policies and Risk Management.    It is the responsibility of the Compensation Committee to ensure that the Company's policies and practices related to compensation do not encourage excessive risk-taking behavior. The Company believes that any risks arising from its current compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. As described in the section entitled "Compensation Discussion and Analysis" below, the Company is developing future compensation policies with the objective of ensuring that management incentives promote disciplined, sustainable achievement of the Company's long-term goals.

  Finance Committee

        The Finance Committee monitors the Company's relationships with its lenders and investment bankers and negotiates on behalf of the Company with respect to proposed financing arrangements. Messrs. Blatt, Lee, and Wagner make up the Board's Finance Committee, with Mr. Blatt as Chairman. During the fiscal year ended December 31, 2011, the Finance Committee held two (2) meetings.

  Nominating Committee

        The Nominating Committee of the Company currently includes independent directors Messrs. Delatore, Stanton and Wagner, with Mr. Delatore as Chairman, and operates under a written charter adopted by our Board of Directors which is available on our Internet website at www.mtrgaming.com under "Investor Relations—Corporate Governance." Our Board of Directors has determined that each of the members of the Nominating Committee is "independent" within the meaning of the general independence standards in the listing standards of The NASDAQ Stock Market, Inc. The Nominating Committee (which was established in June 2004), held two (2) meetings during the fiscal year ended December 31, 2011. The primary purposes and responsibilities of the Nominating Committee are to (1) identify individuals qualified to become directors, consistent with the criteria approved by our Board of Directors set forth in the Nominating Committee Charter, (2) nominate qualified individuals for election to the Board of Directors at the next annual meeting of stockholders, and (3) recommend to our Board of Directors the individual directors to serve on the committees of our Board of Directors.

        Director Candidate Recommendations and Nominations by Stockholders.    The Nominating Committee's Charter provides that the Nominating Committee will consider director candidate nominations by stockholders. In evaluating nominations received from stockholders, the Nominating Committee will apply the same criteria and follow the same process set forth in the Nominating Committee Charter as it would with its own nominations.

        Nominating Committee Process for Identifying and Evaluating Director Candidates.    The Nominating Committee identifies and evaluates all director candidates in accordance with the director qualification standards described in the Nominating Committee Charter. In identifying candidates, the Nominating Committee has the authority to engage and terminate any third-party search firm that is used to identify director candidates and has the authority to approve the fees and retention terms of any search firm. The Nominating Committee evaluates any candidate's qualifications to serve as a member of our Board of Directors based on the totality of the merits of the candidate and not based on minimum qualifications or attributes. In evaluating a candidate, the Nominating Committee takes into account the background and expertise of individual Board members as well as the background and expertise of our Board of Directors as a whole. In addition, the Nominating Committee evaluates a candidate's independence and his or her background and expertise in the context of our Board's needs. The

Nominating Committee Charter requires that the Nominating Committee ascertain that each nominee has: (i) demonstrated business and industry experience that is relevant to the Company; (ii) the ability to meet the suitability requirements of all relevant regulatory agencies; (iii) freedom from potential conflicts of interest with the Company and independence from management with respect to independent director nominees; (iv) the ability to represent the interests of stockholders; (v) the ability to demonstrate a reasonable level of financial literacy; (vi) the availability to work with the Company and dedicate sufficient time and energy to his or her board duties; (vii) a recognized reputation for integrity, skill, honesty, leadership abilities and moral values; and (viii) the ability to work constructively with the Company's other directors and management. The Nominating Committee may also take into consideration whether a candidate's background and skills meet any specific needs of the Board that the Nominating Committee has identified and will take into account diversity in professional and personal experience, background, skills, race, gender and other factors of diversity that it considers relevant to the needs of the Board.

  Compliance Committee

        As a publicly traded corporation registered with and licensed by the West Virginia Lottery Commission, the Pennsylvania Gaming Control Board and the Ohio Lottery Commission, the Company has a Compliance Committee which implements and administers the Company's Compliance Plan. The Committee's duties include investigating key employees, vendors of goods and services, sources of financing, consultants, lobbyists and others who wish to do substantial business with the Company or its subsidiaries and making recommendations to the Company's management concerning suitability. There are currently six (6) members of the Compliance Committee including three (3) members of the Company's Board of Directors (Messrs. Stanton (Chairman), Blatt and Delatore). The Compliance Committee held three (3) meetings in 2011.

  Succession Committee

        In April 2008, the Board created a Succession Committee to identify potentially qualified individuals to succeed the President and CEO of the Company as may be required, as well as to deal with any other succession issues involving key executives that may arise from time to time. This Committee is comprised of Messrs. Blatt, Delatore, Lee and Wagner, with Mr. Blatt as Chairman. During 2011, the Succession Committee did not meet and will not meet until activated by the Board.

        The Company encourages each director to attend the annual meeting of stockholders, although attendance is not required. All directors attended the Company's Annual Meeting of Stockholders in 2011.

Compensation Committee Interlocks and Insider Participation

        The current members of the Company's Compensation Committee are Messrs. Wagner, Billick and Lee, each of whom is an independent director. Mr. Billick was our interim Chief Executive Officer during the period between the resignation of our former chief executive officer on September 28, 2010 and the hiring of our new President and Chief Executive Officer, Jeffrey J. Dahl, on January 10, 2011. While he served as interim Chief Executive Officer, Mr. Billick did not serve as a member of the Compensation Committee. Other than Mr. Billick, no member of the Compensation Committee (i) was, during 2011, or had previously been an officer or employee of the Company or its subsidiaries nor (ii) had any direct or indirect material interest in a transaction of the Company or a business relationship with the Company, in each case that would require disclosure under the applicable rules of the SEC. No other interlocking relationship existed between any member of the Compensation Committee or an executive officer of the Company, on the one hand, and any member of the compensation committee (or committee performing equivalent functions, or the full board of directors)

or an executive officer of any other entity, on the other hand, requiring disclosure pursuant to the applicable rules of the SEC.

        The Compensation Committee is authorized to review all compensation matters involving directors and executive officers and Committee approval is required for any compensation to be paid to executive officers or directors who are employees of the Company.

Stockholder Communications

        Stockholders may communicate with the Board of Directors by sending written correspondence to the Chairman of the Nominating Committee at the following address: MTR Gaming Group, Inc., State Route 2, South, P.O. Box 356, Chester, West Virginia 26034, Attention: Corporate Secretary. The Chairman of the Nominating Committee and his or her duly authorized representatives shall be responsible for collecting and organizing stockholder communications. Absent a conflict of interest, the Corporate Secretary is responsible for evaluating the materiality of each stockholder communication and determining whether further distribution is appropriate, and, if so, whether to (i) the full Board, (ii) one or more Board members and/or (iii) other individuals or entities. Additional procedures to be followed by stockholders of the Company in submitting recommendations to the Nominating Committee are attached as an exhibit to the Nominating Committee's Charter.

Board Leadership Structure and Risk Oversight

        The Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board, since the Board believes it is in the best interests of the Company and its stockholders to make that determination based on the position and direction of the Company and the composition of the Board. At this time, our Chief Executive Officer, although a member of the Board, is not its Chairman. The Company believes this structure facilitates independent oversight of management while fostering effective communication between the Company's management and the Board.

        The Company's senior management is responsible for the day-to-day assessment and management of the Company's risks, and our Board of Directors is responsible for oversight of the Company's enterprise risk management in general. The risks facing our Company include risks associated with the Company's financial condition, liquidity, operating performance, ability to meet its debt obligations and regulations applicable to our operations and compliance therewith. The Board's oversight is primarily managed and coordinated through Board Committees. Our Audit Committee oversees the Company's risk management with respect to significant financial and accounting policies as well as the effectiveness of management's processes that monitor and manage key business risks, and the Compliance Committee is responsible for overseeing risks associated with the Company's gaming activities and regulatory compliance. Additionally, the Compensation Committee oversees risks related to compensation policies. The Audit, Compensation and Compliance Committees report their findings to the full Board of Directors. In addition, at its meetings, the Board discusses risks that the Company faces, including those management has highlighted as the most relevant risks to the Company. Furthermore, the Board's oversight of enterprise risk involves assessment of the risk inherent in the Company's long-term strategies reviewed by the Board, as well as other matters brought to the attention of the Board. We believe that the structure and experience of our Board allows our directors to provide effective oversight of risk management. The Board recognizes that it is the Company's and its management's responsibility to identify and attempt to mitigate risks that could cause significant damage to the Company's business or stockholder value.

Report of the Audit Committee

        The purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and the financial statements of the Company. The Board of Directors, in its business judgment, has determined that all members of the Committee are "independent," as required by applicable listing standards of NASDAQ and the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder. The Audit Committee operates pursuant to an Audit Committee Charter that was last amended on May 7, 2010. As set forth in the Audit Committee Charter, management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements and for the effectiveness of internal control over financial reporting. Management is responsible for maintaining the Company's accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Company's independent registered public accounting firm is responsible for auditing the Company's financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. In addition, the Company's independent registered public accounting firm will express their opinion on the effectiveness of the Company's internal controls over financial reporting. The Audit Committee's responsibility is to monitor and oversee these processes.

        As part of its responsibility to monitor and oversee the Company's internal controls over financial reporting, during fiscal year 2011, the Audit Committee received and reviewed periodic reports and updates from the Company's management and the Company's independent registered public accounting firm on the Company's compliance with its obligations relating to documenting and testing its internal controls over financial reporting. The Audit Committee also discussed with management, and the Company's independent registered public accounting firm, management's assessment of the effectiveness of the Company's internal controls over financial reporting, which was included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

        In the performance of its oversight function, the Audit Committee has reviewed and discussed the audited financial statements with management and the Company's independent registered public accounting firm. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended (AICPA, Professional Standards, Vol. 1., AU Section 380) as adopted by the Public Company Accounting Oversight Board ("PCAOB") in Rule 3200T. The Audit Committee met with the Company's independent registered public accounting firm, with and without management present, to discuss the results of their examinations. Finally, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by PCAOB Ethics and Independence Rule 3526, Communications with Audit Committees Concerning Independence, as currently in effect, and has discussed with the independent registered public accounting firm that firm's independence.

        The members of the Audit Committee are not full-time employees of the Company and are not performing the functions of auditors or accountants. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct "field work" or other types of auditing or accounting reviews or procedures or to set auditor independence standards. Members of the Audit Committee necessarily rely on the information provided to them by management and the independent registered public accounting firm. Accordingly, the Audit Committee's considerations and discussions referred to above do not assure that the audit of the Company's financial statements has been carried out in accordance with generally accepted accounting standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company's independent registered public accounting firm is in fact "independent."

        Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee

Charter, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2011.

        Submitted by the Audit Committee of the Company's Board of Directors,

Raymond K. Lee (Chairman)
Richard Delatore
James V. Stanton
Steven M. Billick

Audit Committee Financial Expert

        The Securities and Exchange Commission adopted a rule requiring disclosure concerning the presence of at least one "audit committee financial expert" on audit committees. Our Board of Directors has determined that Mr. Lee qualifies as an "audit committee financial expert" as defined by the Securities and Exchange Commission and that Mr. Lee is independent, as independence for Audit Committee members is defined pursuant to the applicable NASDAQ listing requirements.

Code of Ethics

        We have adopted a code of ethics and business conduct applicable to all directors and employees, including the chief executive officer, chief financial officer and principal accounting officer. The code of ethics and business conduct is posted on our website, http://www.mtrgaming.com (accessible through the "Corporate Governance" caption of the Investor Relations page) and a printed copy will be delivered on request by writing to the Corporate Secretary at MTR Gaming Group, Inc., State Route 2, South, P.O. Box 356, Chester, West Virginia 26034, Attention: Corporate Secretary. We intend to satisfy the disclosure requirement regarding certain amendments to, or waivers from, provisions of its code of ethics and business conduct by posting such information on our website.

Stock Ownership of Certain Beneficial Owners and Management

        The following table sets forth, as of April 27, 2012, the ownership of the presently issued and outstanding shares of our common stock by persons owning more than 5% of such stock, and the ownership of such stock by our officers and directors, individually and as a group. As of April 27, 2012, there were 27,668,839 shares of common stock outstanding. Unless otherwise indicated, the address for each of the stockholders listed below is c/o MTR Gaming Group, Inc., State Route 2 South, P.O. Box 356, Chester, WV 26034.

Name	Number of Shares	Percentage of Class
Robert A. Blatt(1)	677,395	2.45%
James V. Stanton(2)	155,747	*
Richard Delatore(3)	60,500	*
Raymond K. Lee(4)	104,500	*
Steven M. Billick(5)	64,500	*
Roger P. Wagner(6)	74,500	*
Jeffrey J. Dahl(7)	197,191	*
John W. Bittner, Jr.(8)	156,581	*
Joseph L. Billhimer, Jr(9)	15,500	*
Narciso A. Rodriguez-Cayro(10)	32,732	*
Fred A. Buro(11)	37,387	*
Total officers and directors as a group (11 persons)	1,576,533	5.70%
The Jeffrey P. Jacobs Revocable Trust, Jacobs Entertainment, Inc., Gameco Holdings, Inc., Jacobs Investments, Inc. and Jeffrey P. Jacobs(12)	5,066,433	18.31%
Arbiter Partners, L.P. and Isaac Brothers, LLC(13)	2,064,686	7.46%
Brigade Capital Management, LLC, Brigade Leveraged Capital Structures Fund, Ltd. and Donald E. Morgan, III(14)	2,670,022	9.65%
PAR Capital Management, Inc.(15)	1,901,297	6.87%
Lafitte Capital, LLC, Lafitte Fund 1 LP, Lafitte Capital Partners LP, Lafitte Capital Management LP and Bryant Regan(16)	1,750,339	6.33%

*
Indicates less than one percent.

(1)
Includes 623,895 shares held by Mr. Blatt, 3,000 shares held by Mr. Blatt's wife and 1,000 shares held in the name of Mr. Blatt's daughter. Mr. Blatt has disclaimed beneficial ownership of the shares held by his wife and daughter. Also includes 49,500 restricted stock units ("RSUs") that are fully vested and non-forfeitable and shall be paid upon the earlier of (i) Mr. Blatt's termination of service and (ii) a change in control of the Company. Mr. Blatt's mailing address is c/o The CRC Group, Larchmont Plaza, 1890 Palmer Avenue, Suite 303, Larchmont, NY 10538.

(2)
Includes 106,247 shares held by Mr. Stanton and also includes 49,500 RSUs that are fully vested and non-forfeitable and shall be paid upon the earlier of (i) Mr. Stanton's termination of service and (ii) a change in control of the Company. Mr. Stanton's mailing address is c/o the Company at State Route 2 South, P.O. Box 356, Chester, WV 26034.

(3)
Includes 11,000 shares held by Mr. Delatore and also includes 49,500 RSUs that are fully vested and non-forfeitable and shall be paid upon the earlier of (i) Mr. Delatore's termination of service and (ii) a change in control of the Company. Mr. Delatore's mailing address is c/o the Company at State Route 2 South, P.O. Box 356, Chester, West Virginia 26034.

(4)
Includes 55,000 shares held by Mr. Lee and also includes 49,500 RSUs that are fully vested and non-forfeitable and shall be paid upon the earlier of (i) Mr. Lee's termination of service and (ii) a change in control of the Company. Mr. Lee's mailing address is c/o the Company at State Route 2 South, P.O. Box 356, Chester, WV 26034.

(5)
Includes 15,000 shares held by Mr. Billick and also includes 49,500 RSUs that are fully vested and non-forfeitable and shall be paid upon the earlier of (i) Mr. Billick's termination of service and (ii) a change in control of the Company. Mr. Billick's mailing address is c/o the Company at State Route 2 South, P.O. Box 356, Chester, WV 26034.

(6)
Includes 25,000 shares held by Mr. Wagner and also includes 49,500 RSUs that are fully vested and non-forfeitable and shall be paid upon the earlier of (i) Mr. Wagner's termination of service and (ii) a change in control of the Company. Mr. Wagner's mailing address is c/o the Company at State Route 2 South, P.O. Box 356, Chester, WV 26034.

(7)
Includes 60,000 shares held by Mr. Dahl and options to acquire beneficial ownership of 137,191 shares exercisable within 60 days. Excludes options to purchase beneficial ownership of 230,709 shares exercisable upon a date in excess of 60 days from the date of this report (except that such options shall be exercisable immediately if Mr. Dahl is terminated without cause or if he terminates his employment for good reason, as such terms are defined in his employment agreement with the Company and shall be exercisable immediately upon a change in control of the Company, as defined in Mr. Dahl's employment agreement) and excludes 72,700 RSUs that have not vested or are not exercisable within 60 days but shall vest on the date of a change in control, as defined.

(8)
Includes 36,567 shares held by Mr. Bittner, 8,333 RSUs that vest within 60 days and options to acquire beneficial ownership of 111,681 shares within 60 days. Excludes options to purchase beneficial ownership of 102,519 shares exercisable upon a date in excess of 60 days from the date of this report (except that such options shall be exercisable immediately if Mr. Bittner is terminated without cause or if he terminates his employment for good reason, as such terms are defined in his employment agreement with the Company and shall be exercisable immediately upon a change in control of the Company, as defined in Mr. Bittner's employment agreement) and excludes 93,068 RSUs that have not vested or are not exercisable within 60 days but shall vest on the date of a change in control, as defined.

(9)
Includes 0 shares held by Mr. Billhimer and options to acquire beneficial ownership of 15,500 shares exercisable within 60 days. Excludes options to purchase beneficial ownership of 87,800 exercisable upon a date in excess of 60 days from the date of this report (except that such options shall be exercisable immediately if Mr. Billhimer is terminated without cause or if he terminates his employment for good reason, as such terms are defined in his employment agreement with the Company and shall be exercisable immediately upon a change of control of the Company, as defined in Mr. Billhimer's employment agreement) and excludes 34,500 RSUs that have not vested or are not exercisable within 60 days but shall vest on the date of a change in control, as defined.

(10)
Includes 14,153 shares held by Mr. Rodriguez-Cayro and options to acquire beneficial ownership of 18,579 shares exercisable within 60 days. Excludes options to purchase beneficial ownership of 90,321 shares exercisable upon a date in excess of 60 days from the date of this report (except that such options shall be exercisable immediately if Mr. Rodriguez-Cayro is terminated without cause or if he terminates his employment for good reason, as such terms are defined in his employment agreement with the Company and shall be exercisable immediately upon a change in control of the Company, as defined in Mr. Rodriguez-Cayro's employment agreement) and excludes 44,634 RSUs that have not vested or are not exercisable within 60 days but shall vest on the date of a change in control, as defined.

(11)
Includes 3,692 shares held by Mr. Buro, 16,667 RSUs that vest within 60 days and options to acquire beneficial ownership of 17,028 shares within 60 days. Excludes options to purchase beneficial ownership 82,972 shares exercisable upon a date in excess of 60 days from the date of this report (except that such options shall be exercisable immediately if Mr. Buro is terminated without cause or if he terminates his employment for good reason, as such terms are defined in his employment agreement with the Company and shall be exercisable immediately upon a change in control of the Company, as defined in Mr. Buro's employment agreement) and excludes 49,966 RSUs that have not vested or are not exercisable within 60 days but shall vest on the date of a change in control, as defined.

(12)
Jacobs Entertainment, Inc. and Gameco Holdings, Inc. are located at 17301 West Colfax Avenue, Suite 250, Golden, Colorado 80401. The address of the Jeffrey P. Jacobs Revocable Trust (and Jeffrey P., the trustee of the trust) is 25425 Center Ridge Road, Cleveland, Ohio 41445, and the address of Jeffrey P. Jacobs is Golden Bear Plaza East Tower, Suite 600, 1170 U.S. Highway One, North Palm Beach, Florida 33408. Information based solely on filings made by Jacobs Entertainment, Inc., Gameco Holdings, Inc., the Jeffrey P. Revocable Trust and Jeffrey P. Jacobs with the SEC.

(13)
Arbiter Partners, L.P. is located at 149 Fifth Avenue, 15th Floor, New York, New York 10010. The address of Isaac Brothers, LLC is 75 Prospect Avenue, Larchmont, New York, 10538. Information based solely on filings made by Arbiter Partners, LP and Isaac Brothers, LLC with the SEC.

(14)
Brigade Capital Management, LLC and Donald E. Morgan III are located at 717 Fifth Avenue, Suite 1301, New York, NY 10022, and Brigade Leveraged Capital Structures Fund, Ltd. is located c/o Ogier Fiduciary Services (Cayman) Limited, P.O. Box 1234, Queensgate House, South Church Street, George Town, Grand Cayman KY1-1008, Cayman Islands. Information based solely on filings made by Brigade Capital Management, LLC, Brigade Leveraged Capital Structures Fund, Ltd., and Donald E. Morgan, III with the SEC.

(15)
PAR Capital Management, Inc. is located at One International Place, Suite 2401, Boston, MA 02110. Information is based solely on filings made by PAR Capital Management with the SEC.

(16)
Lafitte Capital, LLC, Lafitte Fund 1 LP, Lafitte Capital Partners LP, Lafitte Capital Management LP, and Bryant Regan are located at 701 Brazos, Suite 310, Austin, TX 78701. Information is based solely on filings made by Lafitte Capital, LLC, Lafitte Fund 1 LP, Lafitte Capital Partners LP, Lafitte Capital Management LP, and Bryant Regan with the SEC.

Section 16(a) Beneficial Ownership Reporting Compliance

        Under the provisions of Section 16(a) of the Exchange Act, the Company's executive officers, directors and 10% beneficial stockholders are required to file reports of their transactions in the Company's securities with the Commission. Based solely on a review of the Forms 3 and 4 and amendments thereto furnished to the Company during its most recent fiscal year and Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, we believe that as of December 31, 2011, all of our executive officers, directors and greater than 10% beneficial stockholders complied with all filing requirements applicable to them during 2011, except for Form 3 and Form 4 filed on January 18, 2011 on behalf of Mr. Dahl to reflect an initial grant of stock options; Form 4's filed on March 28, 2011 on behalf of Messrs. Bittner, Norton (former Chief Operating Officer) and Rodriguez-Cayro to reflect vesting of restricted stock units; Form 4 filed on March 30, 2011 on behalf of Mr. Blatt to reflect sales of common stock; Form 3 filed on June 9, 2011 on behalf of Mr. Billhimer; Form 4 filed on July 29, 2011 on behalf of Mr. Bittner to reflect vesting of restricted stock units; Form 4 filed on November 8, 2011 on behalf of Mr. Billhimer to reflect grant of restricted stock units and stock options and; Form 4 filed on December 7, 2011 on behalf of Mr. Stanton to reflect purchases of common stock.

Director Compensation

        During 2011, the Compensation Committee reviewed the compensation structure for the members of the Company's Board of Directors to ensure that the annual retainer stipend and committee fees represent a fair reimbursement for the level of work and responsibility assigned to different members of the board. Based on a study of the Company's peer competitor group, the Compensation Committee established a target compensation level for its Board members that are equal to the median level paid its peers in the gaming industry. In addition, the Compensation Committee compared its recommended compensation practices for our Board members with a recent report published by the National Association of Corporate Directors (NACD). This study of proxy statements indicated that our compensation structure is reasonable and appropriate when compared with the median average board member compensation for similarly sized companies. Additionally, in the Company's quest to ensure that director's interests are aligned with those of the Company's stockholders, approximately half of each director's average annual compensation is now comprised of restricted stock unit grants. Additionally, the Compensation Committee established an annual stock distribution plan for directors made pursuant to an exact formula with such grants to be distributed on a specific date in order to avoid any implication that directors might be making grants to themselves on a discretionary basis. Currently, a director's restricted stock unit awards vest immediately but are not redeemable until the director leaves the Company or is replaced as a result of a change of control.

        Effective July 1, 2011, the Company's non-employee directors receive an annual stipend of $36,000 and in 2011 received a grant of 19,500 restricted stock units ("RSUs") under the terms of the 2010 Long Term Incentive Plan. The chairman of the Board will also receive an additional annual stipend of $65,000. Additionally, each Board committee member or Board representative on a Company Committee, except the committee chairman, is entitled to the following annual stipend: Audit Committee: $8,000; Compensation Committee: $4,000; Compliance Committee: $4,000; Finance Committee: $4,000; Nominating Committee: $4,000; Succession Committee (when activated): $4,000. Each Board committee chairman or Board representative serving as Chairman of a Company Committee is entitled to the following annual stipend: Audit Committee: $16,000; Compensation Committee: $8,000; Compliance Committee: $8,000; Finance Committee: $8,000; Nominating Committee: $8,000; Succession Committee (when activated): $8,000. We reimburse Board members for expenses incurred in attending meetings.

        The Company has an agreement with Mr. Blatt that commenced in April 2009, that, in addition to his annual director's stipend and fees for board and committee meetings, and annual and special meetings of stockholders, the Company will pay Mr. Blatt $6,000 per month for his services rendered as Assistant Secretary and for office expenses. The Company will make such payments until the earlier of (i) five years or (ii) until such time that Mr. Blatt no longer serves as Secretary or Assistant Secretary. The decision to compensate and reimburse Mr. Blatt for his services was made and approved by the full Board in 2009 as recognition of Mr. Blatt's continuing service and availability as Assistant Secretary. The Board also recognized that Mr. Blatt's historical perspective and knowledge of the Company's operations would be beneficial to our new CEO at that time.

        The following table sets forth the compensation of the Company's non-employee directors for services rendered in 2011. Directors who are also employees of the Company do not receive compensation (other than their compensation as employees of the Company) for their services on the Board of Directors. Since Mr. Billick is a named executive officer for 2011, the amounts he received as interim Chief Executive Officer and a director are reported in the Summary Compensation table.

Name	Fees earned or paid in cash ($)	Stock awards ($)(1)	Option awards ($)(2)	Non-equity incentive plan compensation ($)	Change in pension value and nonqualified deferred compensation earnings	All other compensation ($)(3)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Robert A. Blatt	$51,375	$54,015				$72,000	$177,390
Richard Delatore	$56,250	$54,015					$110,265
Raymond K. Lee	$60,125	$54,015					$114,140
James V. Stanton	$53,375	$54,015					$107,390
Roger P. Wagner	$52,375	$54,015					$106,390

(1)
Represents the aggregate grant date fair value computed in accordance with FASB TOPIC 718 (see Notes 2 and 12 to the Company's Consolidated Financial Statements in its Annual Report on Form 10-K for the year ending December 31, 2011. Each Board member was awarded 19,500 RSUs on August 5, 2011, pursuant to the terms of the 2010 Long Term Incentive Plan. Each RSU was fully vested upon grant and represents a right to receive one share of the Company's common stock upon the earlier to occur of (i) the person's termination of Board service, and (ii) a change in control of the Company. The non-employee directors did not have any other stock awards outstanding as of December 31, 2011 other than 30,000 RSUs granted to each non-employee director during 2010.

(2)
No stock options were awarded to non-employee directors during 2011; the non-employee directors did not have any stock option awards outstanding as of December 31, 2011.

(3)
Mr. Blatt received $6,000 per month for services rendered as Assistant Secretary and for office expenses.

Certain Relationships, Related Transactions and Director Independence

  Approval of Related Party Transactions

        The Company's Code of Ethics and Business Conduct (the "Code") requires that any proposed transaction between the Company and a related party, or in which a related party would have a direct or indirect material interest, be promptly disclosed to the Compliance Committee of the Company. The Compliance Committee is required to disclose such proposed transactions promptly to the Company's Audit Committee.

        The Company's Amended and Restated Audit Committee Charter requires the Audit Committee of the Company to review and approve all related party transactions of the Company. Any director having an interest in the transaction is not permitted to vote on such transaction. The Audit Committee will determine whether or not to approve any such transaction on a case-by-case basis and in accordance with the provisions of the Amended and Restated Audit Committee Charter and the Code, including the standards set forth in the Conflicts of Interest Policy contained in the Code. Under the Code, a "related party" is any of the following:

  •
  an executive officer of the Company;

  •
  a director (or director nominee) of the Company;

  •
  an immediate family member of any executive officer or director (or director nominee);

  •
  a beneficial owner of five percent or more of any class of the Company's voting securities;

  •
  an entity in which one of the above described persons has a substantial ownership interest or control of such entity; or

  •
  any other person or entity that would be deemed to be a related person under Item 404 of SEC Regulation S-K or applicable NASDAQ rules and regulations.

        For a director to be considered independent, the director must meet the bright-line independence standards under the listing standards of NASDAQ and the Board must affirmatively determine that the director has no material relationship with us, directly, or as a partner, stockholder or officer of an organization that has a relationship with us. The Board determines director independence based on an analysis of the independence requirements of the NASDAQ listing standards. In addition, the Board will consider all relevant facts and circumstances in making an independence determination. The Board also considers all commercial, industrial, banking, consulting, legal, accounting, charitable, familial or other business relationships any director may have with us. The Board has determined that the following five directors satisfy the independence requirements of NASDAQ: Steven M. Billick, Richard Delatore, Raymond K. Lee, James V. Stanton, and Roger P. Wagner.

Executive Compensation

Compensation Discussion and Analysis

        This Compensation Discussion and Analysis ("CD&A") describes the material elements of compensation for the following individuals referred to herein as the "named executive officers" or "NEOs" for fiscal year 2011 and also describes the Company's compensation policies, principles and objectives in effect for such fiscal year:

  •
  Steven M. Billick, who served as our interim Chief Executive Officer until January 10, 2011 upon the hiring of our new President and Chief Executive Officer, Jeffrey J. Dahl;

  •
  Jeffrey J. Dahl, who was hired as President and Chief Executive Officer on January 10, 2011;

  •
  John W. Bittner, Jr., who served as our Executive Vice President and Chief Financial Officer;

  •
  Joseph L. Billhimer, Jr. who was hired as Senior Vice President—Operations & Development on April 4, 2011 and promoted to Executive Vice President and Chief Operating Officer on December 1, 2011;

  •
  Narciso A. Rodriguez-Cayro, who served as our Vice President—Regulatory Affairs, General Counsel and Secretary; and

  •
  Fred A. Buro, who served as President and General Manager for the Company's wholly-owned subsidiary Presque Isle Downs until he was promoted to the position of Vice President and Chief Marketing Officer on December 1, 2011.

Overview of Compensation Committee Activities in 2011

        The Compensation Committee's (Committee) determinations with respect to executive compensation in 2011 were designed to motivate the executive team of the Company during a critical time. The Company was undergoing a financial restructuring and simultaneously developing a new casino operation at its Scioto Downs racetrack in Columbus, Ohio. The Committee continued to employ the same performance metrics from the previous year which were heavily weighted on achieving performance targets that align management's future compensation opportunities with cash flow and earnings improvements for the stockholders.

        With the involvement of and recommendations from our compensation advisor, Aon Hewitt, the Committee conducted an annual review of its entire compensation program for its named executives and determined that our current level of base and incentive compensation for our named executives were adequate, and yet at a reasonable level to retain the executive talent the Company requires without containing any excess or egregious elements. For the current year, the Committee elected to continue with the vesting schedule for all long term incentives currently in place, and adjusted the target bonus for the CEO to be more in-line with market practice. The Committee also reviewed the life insurance, health and disability benefits programs for its senior executives in relationship to our peer competitive group of companies and made modest enhancements to be more appropriate for our executives and more competitive with our peer group.

        The Committee worked closely with Aon Hewitt during late 2010 to develop a new performance-based long-term incentive approach in 2011. The 2011 grants reflect the new philosophy of weighting long-term incentive opportunities as 50% stock and 50% cash, with the stock portion comprised of stock options (30%) and restricted stock units (20%) and the cash portion tied solely to the attainment of corporate free cash flow targets.

Management Say-On-Pay Vote

        In June 2011, we held a stockholder advisory vote on the compensation of our named executive officers, commonly referred to as a say-on-pay vote. Our stockholders overwhelmingly approved the compensation of our named executive officers, with over 93% of stockholder votes cast in favor of our say-on-pay resolution. As we evaluated our compensation practices and talent needs throughout fiscal 2011, we were mindful of the strong support our stockholders expressed for our philosophy of linking compensation to our operating objectives and the enhancement of stockholder value. As a result, our compensation committee decided to retain our general approach to executive compensation, with an enhanced emphasis on short and long-term incentive compensation that rewards our most senior executives when they deliver value for our stockholders.

Executive Compensation Philosophy and Principles

Overview

        Our executive compensation program is designed to attract, motivate and retain critical executive talent, and to motivate behaviors that drive profitable growth and the enhancement of long-term value for our stockholders. Our program includes base salary and performance-based incentives (including both cash and equity opportunities) and is designed to be flexible, market competitive, reward the achievement of difficult but fair performance criteria, and enhance stock ownership at the executive level. Our philosophy is that concise, distinct and attainable goals should be established in order to enable the assessment of performance by the Committee. The Committee is guided by the general principles that compensation should be designed to:

  •
  enhance stockholder value by focusing our executives' efforts on the specific performance metrics that drive enterprise value,

  •
  attract, motivate, and retain highly-qualified executives committed to our long-term success,

  •
  assure that the Company's executives receive fair compensation opportunities relative to their peers at similar companies, and fair actual compensation relative to Company performance, and

  •
  align critical decision making with the Company's business strategy and goal setting.

    In support of these principles, the framework of our compensation program is as follows:

Stockholder Alignment

        Incentive compensation opportunities are tied to quantifiable performance metrics. To strengthen our management team's alignment with stockholders, executives are encouraged to manage from an owner's perspective.

Competitive Structure and Opportunity

        The gaming industry is highly competitive. We believe a solid compensation program should focus primarily on companies with which we compete for business and executive talent, with a secondary eye on the trends for pay opportunities and program designs of similar-sized companies in the broader U.S. market (to the extent we hire executives from outside the gaming industry). Our executive compensation program is designed to reflect both external and internal values. Externally, we want our program to reflect the value of pay opportunities for similar roles in the marketplace. Internally, we want our program to be flexible enough to reflect specific issues at the Company and motivate behaviors that are critical to our long-term success.

Targeted Total Compensation

        Overall, total compensation opportunities generally are targeted to the 50th percentile of competitive market values. Actual pay may vary above or below that benchmark depending on performance level achievement in the Company's short-term and long-term incentive programs, and other relevant factors such as the executive's experience level, value to our stockholders, changes in responsibility, future leadership potential, critical skills, individual contributions and performance, economic conditions, and the market demands for similar talent. The Committee assesses all of these critical criteria when making compensation decisions.

Total Compensation Mix

        The Company's targeted pay mix (salary vs. performance-based incentive pay) reflects a combination of competitive market conditions and strategic business needs. The degree of performance-based incentive pay ("at risk" compensation) and total compensation opportunities increase with an executive's responsibility level. Competitive pay practices are reviewed annually by the Committee. In 2011, long-term incentive grants were awarded based on a new performance-based program consisting of a mix of stock options, restricted stock units, and long-term performance cash units, increasing the performance orientation of the executive total compensation package.

Role of the Compensation Committee

        The Committee's primary role is to discharge the Board of Directors' responsibilities regarding compensation policies relating to the executives of our Company and its subsidiaries. The Committee implements the Company's compensation philosophy and administers the Company's senior executive and director compensation plans and programs, including the processes and decisions made with respect to NEO compensation. The Committee is also responsible for ensuring that the Company's policies and practices relating to compensation do not encourage excessive risk-taking conduct.

Role of the Compensation Consultant

        The Committee retained Aon Hewitt for independent executive compensation advisory services, namely, to conduct its annual total compensation study for executive and key manager positions. Aon Hewitt reports directly to the Committee and the Committee directly oversees the fees paid for the services provided. The Committee instructs Aon Hewitt to give advice to the Committee independent of management and to provide such advice for the benefit of our company and stockholders. With the Committee's approval, Aon Hewitt may work directly with management on executive compensation matters. Aon Hewitt did not perform any other consulting services for the Company in 2011, and Aon Hewitt's services to the Committee in 2011 did not raise any conflicts of interests between the Committee, the Company and management.

Role of Management in Compensation Decisions

        The CEO makes recommendations to the Committee concerning the compensation of the other NEOs and other senior management. In addition, the CEO and CFO are involved in setting the business goals that are used as the performance goals for the annual incentive plan, subject to the Committee's approval. The CEO and CFO work closely with the Committee, Aon Hewitt and management to (i) ensure that the Committee is provided with the appropriate information to make its decisions, (ii) propose recommendations for the Committee's consideration and (iii) communicate those decisions to management for implementation. None of the NEOs, however, play a role in determining their own compensation, and are not present at executive sessions in which their pay is discussed.

Peer Companies and Competitive Benchmarking

        As previously noted, in 2011, the Committee commissioned Aon Hewitt to conduct its annual total compensation study for executive and key manager positions. The Committee reviews competitive market data annually to gain a comprehensive understanding of market pay practices, and combines that information with the discretion to consider experience, tenure, position, and individual contributions to assist with individual pay decisions (i.e., salary adjustments, target bonus, and long-term incentive grants).

        To develop competitive market values for the NEOs, Aon Hewitt utilized both published and private compensation surveys, as well as proxy information for the following seven mid-sized gaming companies (same group as prior year's study):

  Ameristar Casinos
  Boyd Gaming Company
  Churchill Downs
  Isle of Capri Casinos
  Monarch Casino & Resort
  Penn National Gaming
  Pinnacle Entertainment

        The Committee relied primarily on the Aon Hewitt market data (size-adjusted to reflect pay opportunities according to the Company's size) to make compensation decisions in 2011, targeting total compensation to the 50th percentile of competitive market values.

Elements of Compensation

        This table highlights the elements of our executive compensation program. These elements are discussed in more detail in the narrative that follows;

Pay Element	Why We Pay
Base Salary	Provide a fixed level of cash compensation for performing day-to-day responsibilities Provide consistent income security for sustained performance
Annual Incentives	Motivate executives to achieve key business priorities and objectives Reward annual financial and operational performance
Long-Term Incentives	Align management and stockholder interests Focus on critical performance criteria to enhance stockholder value Encourage stock ownership at the executive level Retain key executives
Benefits	Attract and retain executive talent Enhance productivity Provide competitive coverage
Perquisites	Business need Attract and retain executive talent
Retirement Plan	Provides a level of income security for retirement under the Company's generally applicable 401(k) retirement plan
Severance Protection
Termination not related to a change in control: Coverage is designed to retain executive talent by providing the executive with temporary income security in the event of an unexpected termination, under specified circumstances
Termination related to a change in control: Coverage is designed to facilitate leadership continuity during a potential or actual change in ownership structure

Base Salary

        The Committee determines base salaries using both competitive market data from Aon Hewitt's annual study and a comprehensive assessment of relevant factors such as experience level, value to stockholders, responsibilities, future leadership potential, critical skills, individual contributions and performance, economic conditions, and the market demands for similar talent.

        The following table summarizes the Committee's salary decisions for 2011. Mr. Billick received compensation in the amount of $50,000 per month while he was serving as our interim Chief Executive

Officer, which amount was determined based on the Board's assessment of a number of relevant factors, including competitive market data and practices for similar interim situations.

			Merit Adjustment		Promotional Adjustments
	Salary on 1/1/2011							Salary on 12/31/2011
			% Increase	Date	% Increase	Date
J. Dahl	$600,000		5.0%	12/1/2011	—	—		$630,000
J. Bittner	$350,000		—	—	—	—		$350,000
J. Billhimer	$300,000	(1)	—	—	13.3%	12/1/2011	(3)	$340,000
N. Roriguez-Cayro	$300,000		5.0%	12/1/2011	—	—		$315,000
F. Buro	—	(2)	—	—	5.5%	12/1/2011	(4)	$290,000

(1)
Represents salary on hiring date of April 4, 2011.

(2)
Was not an NEO on such date.

(3)
Represents adjustment effective with being named Executive Vice President and Chief Operating Officer.

(4)
Represents adjustment effective with being named Vice President and Chief Marketing Officer.

Annual Incentives (Bonus Plan)

        Consistent with the Committee's primary objective to enhance the performance orientation of the Company's incentive programs, the Committee worked closely with Aon Hewitt to develop and approve a formal annual incentive compensation structure for 2011. Our NEOs have the opportunity to earn annual cash incentives based on the attainment of critical performance criteria. Performance targets are set annually at the start of the fiscal year. In 2011, after considering the recommendations of Aon Hewitt, the Committee established individual target award opportunities (as a percentage of base salary) for the NEOs as follows:

		Adjustments
	Target Bonus 1/1/2011	New Target		Date	Comments
J. Dahl	50%	60%	(3)	12/1/2011	(6)
J. Bittner	40%	—		—
J. Billhimer	40% (1)	50%	(4)	12/1/2011	(6)
N. Roriguez-Cayro	40%	—		—
F. Buro	— (2)	40%	(5)	12/1/2011	(6)

(1)
Represents target on hiring date of April 4, 2011.

(2)
Was not an NEO on such date.

(3)
Market adjustment, based on the results of a comprehensive total compensation study.

(4)
Represents adjustment effective with being named Executive Vice President and Chief Operating Officer.

(5)
Represents adjustment effective with being named Vice President and Chief Marketing Officer.

(6)
Target award prorated for 2011 based upon the period in which the target award percentage and base salary was in effect.

        The 2011 annual incentive plan for the NEOs was structured to measure corporate free cash flow (80% of the target award opportunity) and key individual performance objectives (20% of the target award opportunity). Free cash flow was utilized as a metric because the Committee believed that it reflects the results of operations of the Company, the positive and negative impact of capital expenditures and changes in cash flows from other activities. Individual goals were used because they are the critical drivers of the Company's financial success. The goals are customized to each NEO and provide the Committee with a mechanism to gauge individual performance achievement on metrics within each NEO's direct control.

        Corporate free cash flow (80% of the target award opportunity):    The corporate free cash flow target for 2011 was $71,255,000. Threshold and stretch performance goals were set at 90% and 120% of targeted free cash flow, respectively. Potential bonus payments were 50% of target bonus for achievement of threshold free cash flow and 200% of target bonus for achievement of stretch free cash flow. If threshold free cash flow was not achieved, then no bonus would be earned for this portion.

        Key individual performance criteria (20% of the target award opportunity):    The size of the individual performance bonus pool is dependent on the level of corporate free cash flow achievement. 50% of the individual performance pool is funded if 80% of the corporate free cash flow target is achieved. The individual performance pool is fully funded at 90% corporate free cash flow performance, but may not exceed 100% funding (unlike the corporate free cash flow portion which may be funded at 200% of target if stretch performance is achieved). The individual performance measures, approved by the Committee, typically consider and include individual performance measures aimed at improving and sustaining maximum profitability and operational efficiency, and responding proactively to critical industry developments such as the recent Ohio legislative decision. Examples of recent goals for the named-executives officers include EBITDA improvement, obtaining regulatory approval for video lottery terminal gaming at Scioto Downs, refinancing indebtedness, securing funding for gaming initiatives, selling off non-strategic assets, and successfully implementing cost cutting programs.

        2011 Results:    The Committee evaluated actual free cash flow performance including consideration of certain adjustments such as severance costs and determined that actual free cash flow exceeded targeted goals. The Committee also determined that the name executive officers accomplished performance objectives.

	Corporate Free Cash Flow			Individual Performance
	Weight	Score	Incentive Contribution	Weight	Score	Incentive Contribution	Total Incentive Earned As a % of Target
J. Dahl	80%	106%	130%	20%	100%	100%	124%
J. Billhimer	80%	106%	130%	20%	100%	100%	124%
J. Bittner	80%	106%	130%	20%	100%	100%	124%
N. Rodriguez-Cayro	80%	106%	130%	20%	100%	100%	124%
F. Buro	80%	106%	130%	20%	100%	100%	130%

        As interim Chief Executive Officer, Mr. Billick did not participate in the 2011 annual incentive plan. He was compensated under the non-employee director compensation program.

Long-Term Incentives

        The Committee and management worked closely with Aon Hewitt in 2010 and 2011 to enhance the performance orientation of the Company's executive compensation programs. The primary objectives were to design incentive programs for 2011 and the future that (a) support the Company's strategic business plan, (b) enhance the alignment of management behaviors with stockholder value, (c) address important executive retention issues, and (d) provide the compensation tools necessary for the company to attract critical talent.

        A new performance-based long-term incentive program was implemented for 2011 and the future. The target award opportunity is 60% of each NEO's base salary. The new program is weighted 50% stock (comprised of stock options and RSUs) and 50% cash (performance plan):

  •
  Performance plan (50% weight):  The Committee believes it is critical to focus executive behavior on the performance elements that drive stockholder value. Accordingly, the 2011 grants are based on the attainment of a corporate free cash flow target. Participants may earn 50% to 200% of their target opportunity based on achievement levels ranging from 90% to 120% of the free cash flow goal. No award is earned if performance falls below the threshold. The performance period covers one year (2011), with an additional two-year service vesting period for earned amounts. Earned and vested amounts are paid in cash.

  •
  Stock options (30% weight):  The Committee believes it is important to focus executive behavior on the Company's share price, in direct alignment with our stockholders' interests. With stock options, participants only recognize value to the extent the share price increases and exceeds the exercise price on the date of grant. 2011 grants will vest over three years in equal installments.

  •
  Restricted stock units (20% weight):  The Committee believes it is important to have a minimum level of retention-base awards. With RSUs, participants are focused on the enhancement of the Company's share price and the value of their grant, since the value of RSUs declines as the Company's share price decreases. 2011 grants of RSUs vest on the third anniversary of the grant date and will be paid in shares of the Company's common stock.

	January 2011 Long-Term Incentive Grants(1)
	Performance Plan (Target $)		Stock Options (#)		Restricted Stock Units (#)
J. Dahl	$200,000		112,700		37,600
J. Bittner	$116,700		65,700		21,900
J. Billhimer	$100,000	(2)	46,500	(2)	15,600	(2)
N. Rodriguez-Cayro	$100,000		56,300		18,800
F. Buro	$91,700		51,600		17,200

(1)
Awards granted January 28, 2011

(2)
Awards granted May 4, 2011

        As interim Chief Executive Officer, Mr. Billick did not participate in the executive long-term incentive program, but did receive equity grants as part of the non-employee director compensation program.

  2011 Results: Performance Plan

        The corporate free cash flow target for 2011 was $71,255,000. The actual attainment level was $75,532,000 resulting in earned awards equal to 130% of target, subject to an additional two year vesting requirement.

Retirement and Benefit Programs

        The NEOs (other than Mr. Billick) were eligible to participate in various benefit plans including, 401(k), health insurance and life insurance plans that are generally available to all employees. The 401(k) plan provides for a company match, which for 2011 was 50% of the first 4% of permitted employee contributions to the plan. Effective January 1, 2012, life insurance is provided at two times salary. In addition, certain of our executive officers, including the NEOs (other than Mr. Billick)

participate in a medical reimbursement plan pursuant to which the Company will reimburse stipulated eligible out of pocket medical expenses incurred by the NEO and eligible dependents that are not covered by our health insurance plan.

Perquisites

        It is the Company's intent to continually assess business needs and evolving market practices to ensure that perquisite offerings are competitive and in the best interest of our stockholders. In general, the Company does not provide any perquisites to executives, other than modest auto allowances, and reimbursement for temporary housing and relocation expenses to certain NEOs. For more information on these perquisites, see the footnotes to the Summary Compensation Table.

Severance Protection

        Each NEO (other than Mr. Billick) had or has an employment agreement with the Company that provides for severance payments in the event that the NEO's employment is terminated under certain circumstances. See "Potential Payments Upon Termination or Change in Control" for more information on the amounts that each NEO is entitled to it the event that his employment is terminated.

CEO Compensation for 2011

        Mr. Dahl was hired as President and Chief Executive Officer effective January 10, 2011. Mr. Billick served as the Company's interim Chief Executive Officer from the beginning of the fiscal year to January 10, 2011. A summary of 2011 compensation items are as follows:

  •
  Salary:  In January 2011, the Committee established Mr. Dahl's base salary at $600,000. In December 2011, upon review of the relevant factors mentioned in the Base Salary section above, the Committee approved an increase in Mr. Dahl's base salary to $630,000. The Committee approved a payment structure for Mr. Billick of $50,000 per month of service as interim Chief Executive Officer, based on a review of a number of relevant factors including competitive market practices. Mr. Billick was paid a pro-rated amount of $25,000 for his 2011 service under this arrangement.

  •
  Annual Incentives:  In January 2011, Mr. Dahl's target annual incentive opportunity was established at 50% of base salary. In December 2011, the Committee approved an increase of Mr. Dahl's target incentive opportunity to 60% of base salary. As interim Chief Executive Officer, Mr. Billick was not eligible for an annual bonus or incentive.

  •
  "Hire-On" Stock Options:  In January 2011, pursuant to the employment agreement, the Company granted to Mr. Dahl nonqualified stock options to purchase a total of 150,000 shares of the Company's common stock (one-third of which vested and become exercisable immediately and the remaining two-thirds of which will vest and become exercisable in equal installments on the first and second anniversaries of the effective date of employment, subject to continued employment.)

  •
  Long-Term Incentives:  Mr. Dahl's 2011 long-term incentive grant consisted of 112,700 stock options, 37,600 restricted stock units, and $260,000 of performance plan cash awards. As interim Chief Executive Officer, Mr. Billick was not eligible for long-term incentive grants other than those received as a non-employee director.

  •
  Perquisites:  Mr. Dahl received an auto allowance of $700 per month and $77,361 for relocation expenses. No other perquisites were received in 2011. Mr. Billick did not receive any perquisites.

  •
  Benefits:  Mr. Dahl participated in various benefit plans including health insurance, life insurance, and other customary benefits. Mr. Billick did not participate in the Company's benefit programs.

Equity Grant Practices

        The Committee has adopted a policy with respect to equity awards that contains procedures to prevent stock option backdating or other improper timing issues. Under the policy, the Committee has exclusive authority to grant equity awards to our NEOs and other employees. If an employee joins the Company and has been offered stock-based awards as part of his compensation, approval from the Committee will be sought at the next Committee meeting and the exercise price of any stock options will be the closing price of our common stock on the NASDAQ on the date of the Committee's approval of the award, unless the Company is in a company-imposed black-out period under its insider trading policy. Under the Company's insider trading policy, named executive officers, other employees with access to material non-public information about the Company and directors are always prohibited from engaging in transactions in the Company's securities when in possession of material non-public information and are otherwise restricted from engaging in transactions in the Company's securities during black-out periods. The Committee's policy with respect to equity grants is consistent with the Company's insider trading policy.

Compensation Risk Assessment

        It is the responsibility of the Committee to ensure that the Company's policies and practices related to compensation do not encourage excessive risk-taking behavior. The Committee has worked closely with Aon Hewitt to design a performance-based compensation system that supports the Company's objective to align stockholder and management interests, supports the Company's strategic business plan, and mitigates the possibility of executives taking unnecessary or excessive risks that could adversely impact the Company. As part of this process, Aon Hewitt has reviewed our compensation programs to assess if any of our programs or policies would encourage unnecessary risks that could have a material adverse impact on the Company. Based on that independent review, our compensation programs and policies are not reasonably likely to have a material adverse effect on the Company. The following factors mitigate the risk associated with our compensation programs:

  •
  The Board of Directors approves short- and long-term performance objectives for our incentive plans, which we believe are appropriately correlated with stockholder value and use multiple metrics to measure performance;

  •
  The Committee's discretion to amend final payouts of both short- and long-term incentive plans;

  •
  The use of company-wide performance metrics for both the short- and long-term incentive programs ensure that no single executive has complete and direct influence over outcomes, encouraging decision making that is in the best long-term interest of stockholders;

  •
  The use of equity and cash opportunities with vesting periods to foster retention and alignment of our executive's interests with those of our stockholders;

  •
  Capping the potential payouts under both the short- and long-term incentive plans to eliminate the potential for any windfalls; and,

  •
  The use of competitive general and change-in-control severance programs help to ensure that executives continue to work towards the stockholders' best interests in light of potential employment uncertainty.

Tax Deductibility of Our Compensation Programs

        Section 162(m) of the Internal Revenue Code generally limits the federal income tax deduction for compensation paid to named executive officers in excess of $1,000,000 for a calendar year, subject to certain exceptions including relating to qualified performance-based compensation. The Committee considers the tax deductibility of compensation paid to the Company's named executive officers, but also believes it is important to preserve flexibility in this regard. As discussed above, the primary objectives of the Company's compensation program are to attract, motivate and retain critical executive talent, and to motivate behaviors that drive profitable growth and the enhancement of long-term value for our stockholder. Accordingly, the Committee recognizes that there may be instances where compensation paid by the Company may not be tax deductible.

Compensation Committee Report

        The Committee has reviewed and discussed with management the Compensation Discussion and Analysis report included herein. Based on their review and discussions with management, the Committee recommended to the Company's full Board of Directors that the Compensation Discussion and Analysis be included in the Company's 2012 proxy statement and incorporated by reference in the Company's Annual Report on Form 10-K, filed March 15, 2012.

        Submitted by the Compensation Committee of the Board of Directors,

Roger P. Wagner (Chairman)
Raymond K. Lee
Steven M. Billick

        Notwithstanding anything to the contrary herein, the report of the Compensation Committee included in this proxy statement shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

Summary Compensation Table

        The following table sets forth information regarding compensation for the fiscal year ended December 31, 2011, awarded to, earned by or paid to the named executive officers.

Name and principal position	Year	Salary	Bonus	Stock Awards (6)	Option Awards (6)	Non-Equity Incentive Plan Compensation		Change In Pension Value And Nonqualified Deferred Compensation Earnings	All Other Compensation		Total $
(a)	(b)	(c)	(d)	(e)	(f)	(g)		(h)	(i)		(j)
Jeffrey J. Dahl	2011	$566,436		$87,608	$369,594	$631,042	(1)		$86,861	(2)	$1,741,541
President and Chief
Executive Officer
Steven M. Billick(7)	2011			$54,015					$134,033	(7)	$188,048
Former Interim Chief	2010			$64,200					$216,063		$280,263
Executive Officer
John W. Bittner, Jr.	2011	$350,000		$51,027	$100,147	$347,727	(1)		$8,876	(3)	$857,777
Executive Vice President	2010	$284,665		$183,850		$101,819	(1)		$31,096		$601,430
and Chief Financial	2009	$270,757	$30,000			$27,076	(1)		$25,162		$352,995
Officer
Joseph L. Billhimer, Jr.	2011	$215,308		$43,680	$85,016	$246,152	(1)		$72,468	(8)	$662,624
Executive Vice President
and Chief Operating
Officer
Robert J. Norton	2011	$18,123							$265,079	(4)	$283,202
Former Chief Operating	2010	$308,111		$222,500		$161,280	(1)		$12,512		$704,403
Officer	2009	$173,077				$70,000	(1)		$37,128		$280,205
Narciso A. Rodriguez-Cayro	2011	$300,000		$43,804	$85,818	$285,682	(1)		$23,022	(5)	$638,077
Vice President of	2010	$228,469		$44,500		$121,818	(1)		$29,890		$424,678
Regulatory Affairs,
General Counsel and
Secretary
Fred A. Buro	2011	$275,577		$40,076	$78,654	$244,081			$39,546	(9)	$677,934
Vice President and Chief
Marketing Officer

(1)
As to 2011, amounts represent incentive compensation earned per terms of employment agreements and annual incentive (bonus plan) but not all paid in 2011.

(2)
As to 2011, all other compensation for Mr. Dahl includes $9,367 for auto allowance, $77,361 for relocation expense, and $132 for life insurance premiums.

(3)
As to 2011, all other compensation for Mr. Bittner includes $7,200 auto allowance, $1,418(net) for 401(k) contribution match and $258 for life insurance premiums.

(4)
As to 2011, all other compensation for Mr. Norton includes $600 for auto allowance, $204(net) for 401(k) contribution match; $170,525 paid pursuant to the terms of the employment agreement following Mr. Norton's termination as of January 21, 2011, and $93,750 representing value of cash awards that pursuant to the terms of Mr. Norton's respective cash award agreement vested immediately as of Mr. Norton's termination date.

(5)
As to 2011, all other compensation for Mr. Rodriguez-Cayro includes $9,600 for auto allowance, $13,332 for temporary housing, and $90 for life insurance premiums.

(6)
The RSUs and stock option awards represent the aggregate grant date fair value computed in accordance with ASC 718—Compensation—Stock Compensation. The stock options granted in 2011 will vest and become exercisable in three equal installments in the amounts of 33% on each of the first and second anniversaries of the date of grant and 34% on the third anniversary of the date of grant. The cash-based performance awards relate to the achievement of differing levels of performance (as defined) and are measured by the level of the Company's corporate free cash flow (as defined) over a one-year performance period, which is defined as the calendar year 2011. The performance award levels were achieved for 2011, and the awards earned will vest and become payable at the end of the vesting period, defined as the two calendar year period following the performance period. Cash awards that were granted in conjunction with the RSUs granted in 2010 were not earned as of December 31, 2010, and were not reported therein but are reported as such amounts vest—please refer to the Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table that follows for additional information relating to the cash awards. The RSUs and the cash awards granted during 2010 vest and become non-forfeitable upon each of the first, second and third anniversaries of the date of grant. See Notes 2 and 12 to the Company's Consolidated Financial Statements in its Annual Report on Form 10-K for the year ending December 31, 2011.

(7)
As to 2011, Mr. Billick earned $25,000 while serving as interim Chief Executive Officer through January 10, 2011, $106,115 for service as a member of the Board of Directors, 19,500 RSU's in conjunction with a grant of RSU's to non-employee directors and $2,918 for the use of otherwise accrued airline credits. Mr. Billick did not serve on the Compensation Committee or the Audit Committee or collect director fees while serving as interim Chief Executive Officer.

(8)
As to 2011 all other compensation for Mr. Billhimer includes $7,120 for auto allowance, $65,282 for temporary housing and relocation expenses and $67 for life insurance premiums.

(9)
As to 2011, all other compensation for Mr. Buro includes $7,200 for car allowance, $19,039 for payment of vacation earned but not taken in current period, $13,049 for temporary housing and relocation expenses and $258 for life insurance premiums.

Grant of Plan Based Awards Table

        The following table sets forth information regarding the grant of Plan based awards made during 2011 to the NEOs, other than Mr. Norton, who did not receive an award for 2011.

									All other stock awards: Number of shares of stock or units (#)
											All other option awards: Number of securities underlying options (#)			Grant date fair value of stock and Option awards(3)
			Estimated future payouts under non-equity incentive plan awards			Estimated future payouts under equity incentive plan awards							Exercise or base price of option awards ($/Sh)
Name	Grant date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)		(j)		(k)	(l)
Jeffrey J. Dahl	1/10/2011										150,000	(1)	$2.04	$197,805
	1/28/2011	(2)	100,000	200,000	400,000
	1/28/2011	(2)							37,600					$87,608
	1/28/2011	(2)									112,700		$2.32	$171,789
Steven M. Billick	8/12/2011								19,500	(4)				$54,015
John W. Bittner, Jr.	1/28/2011	(2)	58,350	116,700	233,400
	1/28/2011	(2)							21,900					$51,027
	1/28/2011	(2)									65,700		2.32	$100,147
Joseph L. Billhimer, Jr.	5/4/2011	(2)	50,000	100,000	200,000
	5/4/2011	(2)							15,600					$43,680
	5/4/2011	(2)									46,500		$2.78	$85,016
Narciso A. Rodriguez-Cayro	1/28/2011	(2)	50,000	100,000	200,000
	1/28/2011	(2)							18,800					$43,804
	1/28/2011	(2)									56,300		2.32	$85,818
Fred A. Buro	1/28/2011	(2)	45,850	91,700	183,400
	1/28/2011	(2)							17,200					$40,076
	1/28/2011	(2)									51,600		$2.32	$78,654

(1)
Represents nonqualified stock option to purchase shares of the company's common stock granted pursuant to Mr. Dahl's employment agreement. One third of the options vested and became exercisable on the date of grant and two-thirds of which will vest and become exercisable in equal installments on the first and second anniversaries of the employment agreement.

(2)
Represents the grant of (i) nonqualified stock options to purchase shares of the company's common stock; (ii) RSUs: and (iii) cash-based performance awards under the 2010 Long-Term Incentive Plan. The stock options vest and become exercisable in three equal installments in the amounts of 33% on each of the first and second anniversaries of the date of grant and 34% on the third anniversary of the date of grant. Further, all unvested options will fully vest and become exercisable immediately upon (i) the termination of employment by the death or the disability of the applicable employee or (ii) consummation of a change in control of the company. The RSUs vest and become non-forfeitable upon the third anniversary of the date of grant; and all unvested RSUs will vest immediately upon (i) the termination of employment by the death or the disability of the applicable employee or (ii) consummation of a change of control of the company. The cash-based performance awards relate to the achievement of differing levels of performance (as defined) and are measured by the level of the company's corporate free cash flow (as defined) over a one-year performance period, which is defined as the calendar year 2011. The performance award levels were achieved for 2011, and the awards earned will vest and become payable at the end of the vesting period, defined as the two calendar year period following the Performance Period. The earned awards also vest immediately upon (i) the termination of employment by the death or the disability of the applicable employee or (ii) consummation of a change of control of the company.

(3)
Represents the fair value of the awards on their respective grant dates. For additional information, refer to Notes 2 and 12 of the Company's financial statements filed with the SEC as part of the Form 10-K for the year ended December 31, 2011. There can be no assurance that these amounts will correspond to the actual value that will be recognized by the Named Executive Officers.

(4)
Represents RSUs awards pursuant to the Company's stock incentive plans with respect to Mr. Billick's service as a non-employee director. Each RSU was fully vested upon grant and will be delivered upon the earlier to occur of Mr. Billick's termination of Board service, or a change in control of the Company.

        On January 27, 2012, the Committee approved the grant of (i) nonqualified stock options to purchase a total of 321,500 shares of the Company's common stock at a purchase price of $2.44, the NASDAQ average price per share on that date; (ii) a total of 107,100 RSUs with a fair value of $2.44 per unit, the NASDAQ official average price per share on that date; and (iii) cash-based performance awards totaling $577,500 to the named executive officers under the 2010 Plan. The stock options will vest and become exercisable in three equal installments in the amounts of 33% on each of the first and second anniversaries of the date of grant and 34% on the third anniversary of the date of grant. Further, all unvested options will fully vest and become exercisable immediately upon (i) the termination of employment by the death or the disability of the applicable employee or (ii) consummation of a change of control of the Company. The weighted average grant date fair value of the 321,500 options was $1.72 per share. The RSUs will vest and become non-forfeitable upon the third anniversary of the date of grant; and all unvested RSUs will vest immediately upon (i) the termination of employment by the death or the disability of the applicable employee or (ii) consummation of a change of control of the Company. The cash-based performance awards relate to the achievement of differing levels of performance (as defined) and are measured by the level of the Company's Corporate Free Cash Flow (as defined) over a one-year Performance Period, which is defined as the calendar year 2012. The earned awards, if any, will vest and become payable at the end of the vesting period, defined as the two calendar year period following the Performance Period. The earned awards also vest immediately upon (i) the termination of employment by the death or the disability of the applicable employee or (ii) consummation of a change of control of the Company.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

        On January 6, 2011, the Company appointed Mr. Jeffrey J. Dahl as President and Chief Executive Officer of the Company and entered into an employment agreement with Mr. Dahl, effective January 10, 2011, for a term of three (3) years, with automatic one-year extensions unless a notice of non-renewal is timely furnished prior to the next applicable extension period. The employment agreement provides for an annual base salary of $600,000 (or such greater amount as may be approved from time to time by the Compensation Committee) and participation in the Company's annual incentive plan as may be in effect from time to time, with a target bonus opportunity of 50% of his base salary (or such other amount as may be determined by the Compensation Committee). Mr. Dahl is also eligible to participate in the Company's Long Term Incentive Program as may be in effect from time to time and is eligible to participate in the Company's employee benefit plans. The employment agreement provides that the Company will grant to Mr. Dahl a nonqualified stock option to purchase a total of 150,000 shares of the Company's common stock, 1/3 of which vested and became exercisable on the date of grant, and 2/3 of which will vest and become exercisable in equal installments on the first and second anniversaries of the effective date of the employment agreement, subject to Mr. Dahl's continued employment with the Company as of each applicable vesting date. The employment agreement provides that the Company will maintain, at the Company's cost, a term life insurance policy with a face value equal to Mr. Dahl's base salary. The employment agreement also provides for four weeks of paid vacation per year and reimbursement of certain expenses. The employment agreement further provides for an up-front cash payment in an amount of $75,000 for expenses incurred or to be incurred by Mr. Dahl in relocating his residence, 50% of which is subject to repayment in the event his employment terminates during the second year of his employment. Mr. Dahl was also entitled to reasonable accommodations at the Company's hotel at its Mountaineer Casino for up to 60 days while he is looking for a permanent residence. Effective as of December 1, 2011, the Company entered into an amendment to Mr. Dahl's employment agreement that provides for an annual base salary of $630,000 and participation in the Company's annual incentive plan with a target bonus opportunity of 60% of his base salary.

        On March 30, 2011, the Company appointed Mr. Joseph L. Billhimer as Senior Vice President for Operations and Development for the Company and President and General Manager for Mountaineer Park, Inc., effective as of April 4, 2011, and entered into an employment agreement with Mr. Billhimer for a term of two years, with automatic one-year extensions unless a notice of non-renewal is timely furnished prior to the next applicable extension period. The employment agreement provides for an annual base salary of $300,000 (or such greater amount as may be approved from time to time by the Company's Compensation Committee) and participation in the Company's annual incentive plan as may be in effect from time to time, with a target bonus opportunity of 40% of his base salary (or such other amount as may be determined by the Company's Compensation Committee). Mr. Billhimer is also eligible to participate in the Company's Long Term Incentive Program as may be in effect from time to time and is eligible to participate in the Company's employee benefit plans. The employment agreement provides that the Company will maintain, at the Company's cost, a term life insurance policy with a face value equal to Mr. Billhimer's base salary. The employment agreement also provides for four weeks of paid vacation per year and reimbursement of certain expenses. The employment agreement further provides for the reimbursement of reasonable and customary relocation expenses and the payment of a housing allowance of $3,000 per month for a total of six months from the date of the execution of the employment agreement. Effective as of December 1, 2011, the Company appointed Mr. Billhimer as Executive Vice President and Chief Operating Officer, the Company entered into an amendment to Mr. Billhimer's employment agreement that provides for an annual salary of $340,000 and participation in the company's annual incentive plan with a target bonus opportunity of 50% of his base salary.

        On May 1, 2009, the Company entered into an employment agreement with Robert J. Norton as the Company's Chief Operating Officer. The agreement was for a two-year term with an effective commencement date of June 8, 2009. The agreement provided for an annual base salary of $300,000 with annual 5% cost of living increases and additional compensation of $7,200 for automobile expenses and other benefits and fringe benefits made available to other executives of the Company. Pursuant to the agreement, Mr. Norton was also entitled to periodic cash bonuses of a minimum of 20% of his base compensation with eligibility to earn additional discretionary bonuses at the discretion of the Company's Compensation Committee. In June 2010, the Compensation Committee approved an amendment to Mr. Norton's employment agreement to increase the severance payable in the event of a termination without cause within one year following a change of control to twenty four months' salary (under the prior terms of his agreement, he would have received a severance payment equal to the greater of the entire compensation otherwise payable to him for the remainder of the period of employment, or eighteen month's salary). On January 21, 2011, the Company announced that Mr. Norton was terminated without cause. Based on the provisions in his employment agreement, Mr. Norton was entitled to severance of approximately $134,000 which was paid in monthly installments through May 30, 2011, and incentive compensation of approximately $161,000 which was paid in March 2011. In addition, Mr. Norton's 125,000 RSUs (grant date fair value $222,500) and cash award of $93,750 vested and became non-forfeitable upon his termination.

        In connection with Mr. Bittner's appointment as Executive Vice President and Chief Financial Officer of the Company, the Company entered into a new employment agreement with Mr. Bittner, dated November 8, 2010, for a term of two years, with automatic one-year extensions unless notice of non-renewal is timely furnished prior to the next applicable extension period. The new employment agreement reflects an increased compensation package due to Mr. Bittner's promotion and additional responsibilities. The employment agreement provides for an annual base salary of $350,000 (as adjusted from time to time with the approval of the Compensation Committee) and participation in the Company's annual incentive plan as may be in effect from time to time, with a target bonus opportunity of 40% of his base salary (or such other amount as may be determined by the Compensation Committee). Mr. Bittner is also entitled to participate in the Company's Long-Term Incentive Program as may be in effect from time to time and is eligible to participate in the Company's employee benefit plans. The employment agreement provides that the Company will maintain, at the Company's cost, a term life insurance policy with a face value equal to Mr. Bittner's base salary as well as up to $600 per month for automobile expenses. In addition, on November 4, 2010, the Compensation Committee approved the grant of 55,000 RSUs and a cash award of $52,250 to Mr. Bittner, effective on November 8, 2010, the date of Mr. Bittner's appointment as Executive Vice President and Chief Financial Officer of the Company. The RSUs and cash award will generally vest in three equal installments beginning on the first anniversary of the date of grant, subject to Mr. Bittner's continued employment as of the applicable vesting date. Vesting will be accelerated upon consummation of a change of control of the Company, or upon Mr. Bittner's termination of employment by the Company without cause or by Mr. Bittner with good reason.

        On December 20, 2010, the Company entered into a new employment agreement with Narciso A. Rodriguez-Cayro pursuant to which he serves as the Company's Vice President for Regulatory Affairs, General Counsel and Secretary. The term of the employment agreement is for the period commencing on December 16, 2010 and ending on February 1, 2013, with automatic one-year extensions unless notice of non-renewal is furnished at least 90 days prior to the expiration date of the then applicable agreement term. The new employment agreement reflects an increased compensation package due to Mr. Rodriguez-Cayro's promotion and increased responsibilities. The employment agreement provides for an annual base salary of $300,000 (as adjusted from time to time with the approval of the Compensation Committee) and participation in the Company's annual incentive plan as may be in effect from time to time, with a target bonus opportunity of 40% of his base salary (or such other amount as may be determined by the Compensation Committee). Mr. Rodriguez-Cayro is also entitled to participate in the Company's Long-Term Incentive Program as may be in effect form time to time and is eligible to participate in the Company's employee benefit plans. The employment agreement provides that the Company will maintain, at the Company's cost, a term life insurance policy with a face value equal to Mr. Rodriguez-Cayro's base salary as well as up to $800 per month for automobile expenses and up to $1,300 per month for temporary housing.

        On December 15, 2010, Presque Isle Downs, Inc., a wholly owned subsidiary of the Company, entered into an employment agreement with Fred A. Buro pursuant to which he serves as the President and General Manager of Presque Isle Downs, Inc. The term of the employment agreement is for a period of two years with automatic one-year extensions unless notice of non-renewal is furnished at least 90 days prior to the expiration date of the then applicable agreement term. The employment agreement provides for an annual base salary of $275,000 (or such greater amount as may be approved from time to time by the Company's compensation committee) and participation in the Company's annual incentive plan as may be in effect from time to time, with a target bonus opportunity of 40% of his base salary (or such other amount as may be determined by the Company's Compensation Committee). Mr. Buro is also eligible to participate in the Company's Long Term Incentive Program as may be in effect from time to time and is eligible to participate in the Company's employee benefit plans. The employment agreement provides that the Company will maintain, at the Company's cost, a term life insurance policy with a face value equal to Mr. Buro's base salary. The employment agreement also provides for four weeks of paid vacation per year and reimbursement of certain expenses. Effective December 1, 2011, the Company appointed Mr. Buro as Vice President and Chief Marketing Officer, the Company entered into a first amendment to Mr. Buro's employment agreement that provides for an annual salary of $290,000 and participation in the company's annual incentive plan with a target bonus opportunity of 40% of base salary.

Outstanding Equity Awards at Fiscal Year-End Table

        The following table sets forth information concerning outstanding equity awards for each NEO as of December 31, 2011. Mr. Norton had no outstanding equity awards as of December 31, 2011.

						Stock awards
	Option awards							Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)
Name(2)	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)(1)	Market value shares or units of stock that have not vested (#)		Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Jeffrey J. Dahl.	50,000	100,000		$2.04	1/10/2021
		112,700		$2.32	1/28/2021	37,600	$70,312
Steven M. Billick						19,500	$36,465
						30,000	$56,100
John W. Bittner, Jr.	25,000			$15.00	12/2/2012
	25,000			$8.00	5/13/2013
	25,000			$11.30	4/13/2015
	20,000			$16.27	4/27/2017
	20,000			$14.79	6/26/2017
		65,700		$2.32	1/28/2021	21,900	$40,953
						13,334	$24,935
						16,667	$31,167
						36,667	$68,567
Joseph L. Billhimer, Jr.		46,500		$2.78	5/4/2021	15,600	$29,172
Narciso A. Rodriguez- Cayro		56,300		$2.32	1/28/2021	18,800	$35,156
						16,667	$31,667
Fred A. Buro		51,600		$2.32	1/28/2021	17,200	$32,164
						33,333	$62,333

(1)
Outstanding 2011 RSUs will vest as follows, subject to the executives continued employment as of the applicable vesting date: As to Mr. Dahl 37,600, Mr. Bittner 21,900, Mr. Rodriguez-Cayro 18,800 and Mr. Buro 17,200 will vest on January 28, 2014. As to Mr. Billhimer, 15,600 the May 4, 2014. Outstanding 2010 RSUs will vest as follows, as to Mr. Bittner 13,334 will vest in equal amounts upon each of, second and third anniversaries of the January 22, 2010, date of grant, 16,667 vest in equal amounts upon each of the second and third anniversaries of the June 9, 2010, date of grant, and 36,667 vest in equal amounts upon each of the second and third anniversaries of the November 8, 2010, date of grant. As to Mr. Rodriguez-Cayro 16,667 vest in equal amounts upon each of the second and third anniversaries of the February 1, 2010, date of grant. As to Mr. Buro 33,333 vest in equal amounts upon each of the second and third anniversaries of the May 17, 2010, date of grant. Vesting will be accelerated upon consummation of a change of control of the Company, or in the cases of Messrs. Dahl, Bittner and Rodriguez-Cayro upon the termination of employment by the Company without cause or by the executive with good reason. For RSUs for Mr. Billick, see footnote (1) on page 18.

Option Exercises and Stock Vested Table

	Option awards		Stock awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($)
(a)	(b)	(c)	(d)	(e)
John W. Bittner, Jr.			33,332	$78,019
Narciso A Rodriguez-Cayro			8,333	$22,499
Fred A. Buro			16,667	$44,834
Robert J. Norton			125,000	$337,500

Pension Benefits

Name	Plan name	Number of years credited service (#)	Present value of accumulated benefit ($)	Payments during last fiscal year ($)
(a)	(b)	(c)	(d)	(e)
N/A

Nonqualified Deferred Compensation

Name	Executive contributions in last FY ($)	Registrant contributions in last FY ($)	Aggregate earnings in last FY ($)	Aggregate withdrawals/ distributions ($)	Aggregate balance at last FYE ($)
(a)	(b)	(c)	(d)	(e)	(f)
N/A

Potential Payments upon Termination or Change in Control

        The following describes the severance provisions contained in the employment agreements of our NEOs, as well as our new executives, Messrs. Dahl and Billhimer.

        Mr. Jeffrey J. Dahl, John W. Bittner, Jr., Narciso A. Rodriguez-Cayro, Joseph L. Billhimer, and Fred A. Buro.    The employment agreements for Messrs. Dahl, Bittner, Rodriguez-Cayro, Billhimer, and Buro provide that in the event of termination of employment for any reason, the executive will receive (i) earned but unpaid base salary and accrued and unused vacation pay, (ii) reimbursement for reasonable business expenses then outstanding, (iii) any bonus earned and approved to be paid with respect to completed fiscal periods that precede the date of termination but have not yet been paid, and (iv) all payments, rights and benefits due as of the date of termination under the terms of the Company's employee and fringe benefit plans and programs in which the executives participated. We refer to these benefits collectively as the "Accrued Rights."

        In the event of termination by the Company without "cause" (as defined in each employment agreement)) or, in the cases of Messrs. Dahl, Bittner and Rodriguez-Cayro, the executive resigns with "good reason" (as defined in each employment agreement)), (a) the executives will receive, in addition to the Accrued Rights, (i) continued payment of his base salary for 12 months following the date of termination (the "Severance Period"), (ii) a bonus amount, which shall be paid in a lump sum within thirty (30) days of approval by the Compensation Committee, based on the achievement of the applicable performance criteria for the year in which termination occurred, adjusted on a pro rata basis to the number of days the executive was employed in such year, provided he was employed for at least six months during such year and (iii) continued medical coverage under the Company's group health plan for the Severance Period (the benefits in the foregoing clauses (i)—(iii), the "Severance Payments")

and (b) in the cases of Messrs. Dahl, Bittner and Rodriguez-Cayro, all of the executive's then-outstanding and otherwise unvested RSUs will immediately vest upon such termination and be paid out in accordance with the terms of thereof. The Severance Payments and, as applicable, accelerated vesting, are subject to the executive officer's execution of a general release of claims against the Company. In addition, the stock options granted to Mr. Dahl pursuant to the terms of his employment agreement provide for accelerated vesting upon any such termination of employment.

        In the event of the executive's death, his estate or beneficiaries will be entitled to receive the proceeds of the life insurance policy specified per the terms of his employment agreement or benefit plans as approved by the Compensation Committee. In addition, with respect to Mr. Rodriguez-Cayro, in the event of his death or disability, the Company will continue to pay the cost of his health insurance premiums for a period of one year.

        In the event that Messrs. Dahl's, Bittner's, Rodriguez-Cayro's, Billhimer's or Buro's employment terminates upon expiration of the employment agreement (including any renewal thereof) by reason of the Company's provision of a non-renewal notice, then the executive will receive the Accrued Rights and the Severance Payments.

        If a "change in control" (as defined in each employment agreement) occurs during the term of the employment agreement and, prior to the first anniversary of the date of consummation of such change in control, Messrs. Dahl's, Bittner's Rodriguez-Cayro's, Billhimer's, or Buro's employment is terminated by the Company without "cause" or by the executive with "good reason", then the named executive officer will receive the Accrued Rights and the Severance Payments, except that (instead of the 12 month period that applies pre-change in control) the severance Period would be 18 months.

 Potential Payments upon Termination or Change in Control Table

        The following table describes and quantifies certain compensation that would become payable under existing agreements, plans and arrangements, with named executive officers, if employment was terminated on December 31, 2010, given compensation levels as of such date and, if applicable, based on the Company's closing stock price on that date. Although not reflected in the table below, Mr. Billick would have received payment of his RSUs (all of which were fully vested upon grant) upon termination of his service on December 31, 2011, with a total value as of such date of $92,565, based on the closing price of the Company's stock on such date.

Name	Compensation Components	Voluntary		Involuntary With Cause		Involuntary Without Cause /For Good Reason		Failure to Extend Contract		Death		Disability		Change in Control(10)	Change in Control with Termination
Jeffrey J. Dahl	Salary/Bonus	$227,413	(1)	$227,413	(1)	$857,413	(2)	$857,413	(2)	$227,413	(1)	$227,143	(1)		$1,172,413	(3)
	Other Benefits					$14,956	(2)	$14,956	(2)	$630,000	(4)				$14,956	(3)
	Options(5)(6)(9)
	Restricted Stock Units(9)					$70,312		$70,312		$70,312		$70,312		$70,312	$70,312
	Cash Awards(9)									$200,000		$200,000		$200,000	$200,000
TOTAL		$227,413		$227,413		$942,681		$942,681		$1,757,725		$497,455		$270,312	$1,457,681
John W. Bittner, Jr	Salary/Bonus	$106,400	(1)	$106,400	(1)	$456,400	(2)	$456,400	(2)	$106,400	(1)	$106,400	(1)		$631,400	(3)
	Other Benefits					$14,956	(2)	$14,956	(2)	$350,000	(4)				$14,956	(3)
	Options(5)(7)(9)
	Restricted Units(8)(9)					$165,622		$165,622		$40,953		$40,953		$165,622	$165,622
	Cash Awards(8)(9)									$116,700		$116,700		$161,533	$161,533
TOTAL		$106,400		$106,400		$636,978		$636,978		$964,053		$264,053		$327,155	$973,511
Joseph L. Billhimer, Jr	Salary	$71,190	(1)	$71,190	(1)	$411,190	(2)	$411,190	(2)	$71,190	(1)	$71,190	(1)		$581,190	(3)
	Other Benefits					$17,370	(2)	$17,370	(2)	$340,000	(4)				$17,371	(3)
	Options(5)(9)
	Restricted Units(9)									$29,172		29,172		$29,172	$29,172
	Cash Awards(9)									$100,000		$100,000		$100,000	$100,000
TOTAL		$71,190		$71,190		$428,560		$428,560		$880,362		$200,362		$129,172	$727,733
Narciso A. Rodriguez-Cayro	Salary	$91,587	(1)	$91,587	(1)	$406,587	(2)	$406,587	(2)	$91,587	(1)	$91,587	(1)		$564,087	(3)
	Other Benefits					$17,371	(2)	$17,371	(2)	$332,731	(4)	$17,371			$17,371	(3)
	Options(5)(9)
	Restricted Units(8)(9)					$66,323		$66,323		$35,156		$35,156		$66,323	$66,323
	Cash Awards(8)(9)									$100,000		$100,000		$112,563	$112,563
TOTAL		$91,587		$91,587		$490,281		$490,281		$874,114		$244,114		$178,886	$760,344
Fred A. Buro	Salary/Bonus	$64,611	(1)	$64,611	(1)	$354,611	(2)	$354,611	(2)	$64,611	(1)	$64,611	(1)		$499,611	(3)
	Other Benefits					$14,956	(2)	$14,956	(2)	$290,000	(4)				$14,956	(3)
	Options(5)(9)
	Restricted Stock Units(8)(9)									$32,164		$32,164		$94,499	$94,499
	Cash Awards(8)(9)									$91,700		$91,700		$101,700	$101,700
TOTAL		$64,611		$64,611		$369,567		$369,567		$768,475		$188,475		$196,199	$710,766

(1)
Amount represents (i) earned but unpaid base salary and accrued and unused vacation pay, (ii) any bonus earned and approved to be paid with respect to completed fiscal periods that precede the date of termination but have not yet been paid, and (iii) all payments, rights and benefits due as of the date of termination under the terms of the Company's employee and fringe benefit plans and programs in which the named executive officers participated (the benefits in the foregoing clauses (i)—(iii), the "Accrued Rights".

(2)
Amount represents, in addition to the "Accrued Rights", (i) continued payment of base salary for 12 months following the date of termination (the "Severance Period"), (ii) a bonus amount, which shall be paid in a lump sum within thirty (30) days of approval by the Compensation Committee, based on the achievement of the applicable performance criteria for the year in which termination occurred, adjusted on a pro rata basis to the number of days the named executive officer was employed in such year, provided he was employed for at least six months during such year and (iii) continued medical coverage under the Company's group health plan for the Severance Period (the benefits in the foregoing clauses (i)—(iii), the "Severance Payments") and (b) all of the named executive officer's then-outstanding and otherwise unvested restricted stock units shall immediately vest upon such termination and be paid out in accordance with the terms of thereof.

(3)
Amounts represent "Accrued Rights" and "Severance Payments" (with a severance period of 18 months) assuming the named executive officer's employment was terminated by the Company without "cause" or by the named executive officer with "good reason" as of December 31, 2011, and that a "change in control" (as defined in the employment agreements) occurred within one year prior to such termination.

(4)
Amount represents, in the event of death, proceeds of a life insurance policy specified per terms of the employment agreement or benefit policy as approved by the Compensation Committee and as to Mr. Rodriguez-Cayro continuation of health care coverage for a period of one year.

(5)
Amount would represent in-the-money value of options to purchase common stock based on the closing market price of the Company's common stock on December 31, 2011, of $1.87. However, there were no in-the-money options at December 31, 2011.

(6)
In the event of a termination of service for any reason, Mr. Dahl shall forfeit his interest in any portion of the options that have not become vested and exercisable in accordance with terms of the applicable non-qualified stock option award agreement, which portion shall be cancelled and be of no further force or effect.

(7)
For options granted prior to 2011 if a NEO's relationship with the Company is terminated (other than as a result of his death or disability), the NEO may exercise the options granted to him, to the extent exercisable on the date of such termination, at any time within three months after termination, but not thereafter and in no event after the date the award would otherwise have expired. However, if such relationship is terminated either (a) for cause (as defined), or (b) without the consent of the Company, such options shall terminate immediately. In addition, in the event the NEO's employment is terminated in connection with a change of control of the Company, then the employee will have the right to exercise the option until the date the award otherwise would have expired. If a NEO dies (a) while he is an employee of the Company, (b) within three months after termination (unless such termination was for cause or without the consent of the Company), or (c) within one year following the termination by reason of his disability, the options granted to him as an employee, may be exercised, to the extent exercisable on the date of his death, by his legal representative (as defined) at any time within one year after death but not thereafter and in no event after the date the option would otherwise have expired. If the NEO's relationship with the Company has terminated by reason of his disability, the options granted to him as an employee, may be exercised, to the extent exercisable upon the effective date of such termination, at any time within one year after such date, but not thereafter and in no event after the date the option would otherwise have expired.

(8)
For restricted stock units ("RSUs") and cash awards granted in 2010 if the NEO's employment is terminated for any reason prior to the lapsing of any restrictions provided in the restricted stock unit and cash award agreement, the unvested restricted stock units and rights to receive cash compensation shall be automatically forfeited except that such unvested RSUs and cash compensation granted therewith shall become fully vested and non-forfeitable upon (i) the occurrence of a change in control, provided that the named executive officer is in service on the date of such change in control, (ii) the Company's termination of the named executive officer's service if such termination is not due to cause, the death of the named executive, or the disability of the named executive, or (iii) the named executive termination of his or her service for good reason.

(9)
For 2011 awards issued in conjunction with long-term incentive plan, in the event:

(i)
the NEO's service with the Company is terminated by reason of death or disability, all unvested shares covered by stock options held by the NEO shall immediately become fully vested as of the date of termination; all RSUs held by the NEO at the date of termination and still subject to the vesting period shall immediately become fully vested as of the date of termination and; the NEO shall be paid a prorated earned cash award. The prorated earned cash-based performance award shall equal the product of (x) and (y) where (x) is the earned cash-based performance award the NEO would have earned based on actual performance measured as of the end of the performance period and (y) is a fraction, the numerator of which is the number of full calendar months that the cash-based performance, the NEO was employed by the Company during the performance period and the denominator of which is the number of months in the performance period. If the NEO's employment is terminated after the end of the performance period but prior to the end of the vesting period due to death or disability, then the NEO shall immediately be entitled to the earned cash-based performance award.

(ii)
the NEO's employment with the Company is terminated for reasons other than death or disability, the shares covered by the stock option not yet vested as of the date of termination shall be forfeited; all RSUs still subject to the vesting period shall be forfeited unless vesting is otherwise provided for in employment agreement and; the NEO shall not be entitled to payment of any cash-based performance award.

(iii)
of a change in control prior to the NEO's termination of service, all shares covered by the stock options that have not previously become vested shall immediately vest subject to applicable federal and state securities laws; the vesting period imposed on the RSUs shall immediately lapse, with all such RSUs vesting subject to applicable federal and state securities laws and; during the performance period the cash-based performance, the NEO shall be entitled to a payment equal to the NEO's target award opportunity or after the end of the performance period but prior to the end of the vesting period the NEO shall immediately entitled to the earned award.

(10)
"Change in Control" shall mean the occurrence of any of the following:

(i)
the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) (the "Act") of beneficial ownership (within the meaning of Rule 13d-3 of the Act) of more than 50% of the (A) then outstanding voting stock of the Company; or (B) the combined voting power of the then outstanding securities of the Company entitled to vote;

(ii)
an ownership change in which the stockholders of the Company before such ownership change do not retain, directly or indirectly, at least a majority of the beneficial or legal interest in the voting stock of the Company after such transaction, or in which the Company is not the surviving company;

(iii)
the direct or indirect sale or exchange by the beneficial owners (directly or indirectly) of the Company of all or substantially all of the assets of the Company; or

(iv)
during any 24-month period, individuals who, as of the beginning of such period, constitute the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the beginning of such period whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director.

 ITEM 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

        The Board has selected the firm of Ernst & Young LLP to serve as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2012, subject to ratification by the stockholders.

        The following table summarizes principal accounting fees and services billed for calendar 2011 and 2010.

	2011	2010
Audit Fees:
Annual Audit of the Financial Statements (including expenses)	$1,026,418	$1,060,848
Audit-Related Fees:
Other Attest Engagements and Audit-Specific Matters	192,100	91,613

Total Audit Fees	$1,218,518	$1,152,461
Tax Fees:
Tax Compliance	$76,000	$72,160
Other Tax Services	120,591	87,500

Total Tax Fees	$196,591	$159,660
All Other Fees	$—	$—

        The Audit Committee's charter provides for the pre-approval of audit and non-audit services performed by the Company's independent registered public accounting firm. Under the charter, the Audit Committee may pre-approve specific services, including fee levels, by the independent registered public accounting firm in a designated category (audit, audit-related, tax services and all other services). The Audit Committee may delegate, in writing, this authority to one or more of its members, provided that the member or members to whom such authority is delegated must report their decisions to the Audit Committee at its next scheduled meeting. All audit, tax and other services provided by Ernst & Young LLP are pre-approved by the Audit Committee.

        It is expected that a member of Ernst & Young LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

ITEM 3

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

        Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we are providing our stockholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC's rules. This proposal, which is commonly referred to as "say-on-pay," gives stockholders the opportunity, on an advisory basis, to either approve, reject or abstain from voting with respect to such compensation.

        Our executive compensation program is designed to enhance stockholder value by focusing on the specific performance metrics that drive enterprise value; attract, motivate and retain highly-qualified executives committed to the Company's long-term success; and provide fair competitive salaries relative to their peers and actual performance. To that end, we provide a program of cash and equity-based awards to promote executive continuity, to align the interests of the Company's executives with those of our stockholders and to reward executives for superior performance, as measured by both financial and nonfinancial metrics.

        We urge stockholders to read the "Compensation Discussion and Analysis" section of this proxy statement beginning on page 19, which describes the Company's executive compensation programs and the decisions made by the Compensation Committee and the Board of Directors with respect to the year ending December 31, 2011.

        The Company is asking stockholders to approve the following advisory resolution at the 2012 Annual Meeting:

          RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in the Company's 2012 proxy statement, including the Compensation Discussion and Analysis, compensation tables and narrative discussion contained therein, is hereby approved.

        Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to any named executive officer and will not be binding on or overrule any decisions of the Company, the Board of Directors or the Compensation Committee; it will not create or imply any change to the fiduciary duties of, or create or imply any additional duties for, the Company, the Board of Directors or the Compensation Committee; and it will not restrict or limit the ability of stockholders to make proposal for inclusion in proxy materials related to executive compensation. Although non-binding, the Board of Directors and the Compensation Committee will review and consider the voting results in their entirety when making future decisions regarding our executive compensation program.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE ADVISORY VOTE TO APPROVE THE COMPANY'S NAMED EXECUTIVE OFFICER COMPENSATION.

 OTHER MATTERS

Stockholder Proposals for Next Meeting

        Proposals of stockholders intended for inclusion in the proxy statement for the Annual Meeting of Stockholders to be held in 2013 must be received by the Company's executive offices not later than December 31, 2012. Proponents should submit their proposals by Certified Mail-Return Receipt Requested. Proposals received after that date will be deemed untimely.

        In order for a stockholder to present a proposal or other business for consideration by our stockholders at the 2013 Annual Meeting of Stockholders, the Secretary of the Company must receive by not earlier than the close of business on February 13, 2013, nor later than the close of business on March 15, 2013, a written notice containing the information required under the applicable provisions of our By-laws. This notice requirement does not apply to stockholder proposals properly submitted for inclusion in our proxy statements in accordance with the rules of the Securities and Exchange Commission and stockholder nominations of director candidates which must comply with the Nominating Committee Charter described elsewhere in this Proxy Statement.

        Any stockholder proposal submitted for consideration at the next year's annual meeting but not submitted for inclusion in the Company's Proxy Statement, including stockholder nominations for or suggestions of candidates for election as directors, that is received by the Company earlier than February 13, 2013, or later than March 15, 2013, will not be considered filed on a timely basis with the Company. For such proposals that are not timely filed, the Company retains the discretion to vote proxies it receives. For such proposals that are timely filed, the Company retains the discretion to vote the proxies it receives provided that (1) the Company includes in its Proxy Statement advice on the nature of the proposal and how it intends to exercise its voting discretion and (2) the proponent does not issue a proxy statement.

Notice Regarding Abandoned Property Law of New York State

        The Company has been informed by its Transfer Agent, Continental Stock Transfer & Trust Company, that New York State now requires the Company's Transfer Agent to report and escheat all shares held by the Company's record stockholders if there has been no written communication received from the stockholder for a period of five years. This regulation pertains specifically to corporate issuers who do not pay dividends and their stockholders with New York, foreign or unknown addresses. The law mandates escheatment of shares even though the certificates are not in the Transfer Agent's possession, and even though the stockholder's address of record is apparently correct.

        The Transfer Agent has advised the Company that the law requires the Transfer Agent to search its records as of June 30 each year in order to determine those New York resident stockholders from whom it has had no written communication within the past five years. Written communication would include transfer activity, voted proxies, address changes or other miscellaneous written inquiries. For those stockholders who have not contacted the Transfer Agent in over five years, a first-class letter must be sent notifying them that their shares will be escheated in November if they do not contact the Transfer Agent in writing prior thereto. All written responses will be entered in the Transfer Agent's files, but those who do not respond will have their shares escheated. Stockholders will be able to apply to New York State for the return of their shares.

        Accordingly, stockholders that may be subject to New York's Abandoned Property Law should make their inquiries and otherwise communicate, with respect to the Company, in writing. Stockholders should contact their attorneys with any questions they may have regarding this matter.

Information Accompanying this Proxy Statement

        The Company's Annual Report on Form 10-K for the year ended December 31, 2011, filed with the Securities and Exchange Commission on March 15, 2012, accompanies this Proxy Statement and is being furnished to each person solicited in connection with the June 13, 2012 annual meeting of the Company's stockholders.

No Other Business

        Management is not aware at this date that any other business matters will come before the meeting. If, however, any other matters should properly come before the meeting, it is the intention of the persons named in the proxy to vote thereon in accordance with their judgment.

April 30, 2012	MTR GAMING GROUP, INC.
Nick Rodriguez-Cayro, Secretary

X Please mark your votes like this FOLD AND DETACH HERE AND READ THE REVERSE SIDE REVOCABLE PROXY 1. ELECTION OF DIRECTORS. FOR all Nominees listed to the left WITHHOLD AUTHORITY THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3. NOMINEES: Signature Signature if held jointly Date , 2012. Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized person. If a partnership, please sign in full partnership name by authorized person. COMPANY ID: PROXY NUMBER: ACCOUNT NUMBER: (INSTRUCTION: To withhold authority to vote for one or more individual nominees write such name or names in the space provided below.) (01) Steven M. Billick (02) Robert A. Blatt (03) James V. Stanton (04) Richard Delatore (05) Raymond K. Lee (06) Roger P. Wagner (07) Jeffrey J. Dahl 4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. 2. PROPOSAL TO RATIFY THE SELECTION OF ERNST & YOUNG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2012. FOR AGAINST ABSTAIN 3. ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION. FOR AGAINST ABSTAIN

MTR Gaming Group, Inc. ANNUAL MEETING OF STOCKHOLDERS June 13, 2012 Pittsburgh Marriott North 100 Cranberry Woods Drive Cranberry Township, Pennsylvania 16066 This Proxy is Solicited on Behalf of the Board of Directors. The undersigned hereby appoints Jeffrey J. Dahl and Robert A. Blatt and each of them, with full power of substitution as the proxies of the undersigned, to vote all undersigned’s shares of the common stock of MTR Gaming Group, Inc. (“the Company”) at the Annual Meeting of the Company’s Stockholders to be held on Wednesday, June 13, 2012 at 12:00 p.m. local time and at any adjournments or postponements thereof, with the same force and effect as the undersigned might or could do if personally present. This proxy will be voted as specified. If no specification is made, this proxy will be voted in favor of Proposals 1, 2 and 3. PLEASE MARK, SIGN AND DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. (Continued, and to be marked, signed and dated, on the other side) FOLD AND DETACH HERE AND READ THE REVERSE SIDE REVOCABLE PROXY Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 13, 2012 The Company’s Proxy Statement and Fiscal Year 2011 Annual Report to Stockholders are available at http://www.cstproxy.com/mtrgaming/2012

QuickLinks

ITEM 1 ELECTION OF DIRECTORS
Potential Payments upon Termination or Change in Control Table
ITEM 2 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
ITEM 3 ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
OTHER MATTERS